UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Repare Therapeutics Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2025

Repare Therapeutics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Québec	001-39335	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7171 Frederick-Banting, Building 2, Suite 270 St-Laurent, Québec, Canada	H4S 1Z9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 412-7018

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, no par value	RPTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Entry into Asset Purchase Agreement

On December 23, 2025 (the “Closing Date”), Repare Therapeutics Inc. (the “Company”) and Gilead Sciences, Inc. (“Gilead”) entered into an asset purchase agreement (the “Asset Purchase Agreement”), pursuant to which Gilead (i) acquired all of the Company’s assets primarily related to or necessary for the conduct of the Company’s RP-3467 program, which is currently in clinical development for the treatment of advanced solid tumors (the “Transferred Assets”); and (ii) assumed liabilities under contracts transferred to Gilead under the Asset Purchase Agreement and liabilities arising out of the use, ownership, possession, operation or sale of the Transferred Assets after the closing of the Asset Sale (as such term is later defined) (the “Closing”), subject to certain exceptions (collectively, the “Asset Sale”). Gilead did not acquire, among other assets, any and all assets solely related to the Company’s other programs, including RP-1664 and lunresertib/camonsertib, employee contracts, cash, accounts receivable, real property or equipment.

Pursuant to the Asset Purchase Agreement, Gilead will pay the Company an aggregate purchase price of up to $30,000,000 in cash, consisting of (i) a $22,000,000 payment due to the Company no later than December 31, 2025, (ii) a holdback amount of up to $3,000,000 that may become payable after one year in accordance with the terms of the Asset Purchase Agreement and (iii) a $5,000,000 transfer completion payment (the “Transfer Completion Payment”) due upon successful completion of the transfer plan included as an exhibit to the Asset Purchase Agreement.

The Asset Purchase Agreement, the Asset Sale and the other transactions contemplated by the Asset Purchase Agreement have been approved by the board of directors of the Company.

The Asset Purchase Agreement contains customary representations, warranties, conditions and covenants, including covenants (i) concerning the conduct of the Company during the period commencing on the Closing Date and ending on the fifth (5th) anniversary of the Closing Date and (ii) requiring the Company to keep confidential and not publish or otherwise disclose or use non-public information that it possesses that is included in or related to the Company’s RP-3467 program.

The Company has also agreed to indemnify Gilead from and against any losses due to breaches of the Company’s representations, warranties and covenants contained in the Asset Purchase Agreement, certain employee matters, taxes, fraud and any excluded assets or excluded liabilities, with Gilead’s recovery for such losses, except for losses associated with fraud, excluded assets or excluded liabilities, limited to the purchase price actually received by the Company at any time under the Asset Purchase Agreement. Gilead’s recovery for such losses associated with breaches of representations and warranties, other than fundamental representations and warranties, is limited to $3,000,000. Gilead has agreed to indemnify the Company from and against any losses due to breaches of Gilead’s representations and warranties, covenants and any assumed liability, with the Company’s recovery for losses associated with breaches of representations and warranties limited to the purchase price actually paid at any time under the Asset Purchase Agreement.

The Asset Purchase Agreement has been included as an exhibit hereto to this Current Report on 8-K solely to provide investors with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company. The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for the purposes of the Asset Purchase Agreement as of the dates specified therein and solely for the benefit of the parties to the Asset Purchase Agreement. In addition, the representations, warranties and covenants contained in the Asset Purchase Agreement may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Asset Purchase Agreement, including the Company’s representations, warranties and covenants being qualified by confidential disclosure schedules made for the purpose of allocating contractual risk among the parties as opposed to establishing such matters as facts, and may further be subject to certain standards of materiality applicable to the parties that differ from those applicable to investors. As a result, investors should not rely on the representations, warranties and covenants included in the Asset Purchase Agreement, or any descriptions thereof, as characterizations of the actual state of facts or condition of the Company and its business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the terms of the Asset Purchase Agreement is not complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Assignment of New York University License Agreement

In connection with entering into the Asset Purchase Agreement, the Company and New York University entered into a Consent to Assignment, effective as of the Closing Date (the “Consent to Assignment”), pursuant to which New York University consented to the Company’s request to assign and transfer all of its rights pursuant to that certain Amended and Restated License Agreement, dated July 19, 2018, by and between the Company and New York University, to Gilead.

The foregoing description of the terms of the Consent to Assignment is not complete and is qualified in its entirety by reference to the Consent to Assignment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference, in exchange for a one-time payment of $250,000.

Item 7.01	Regulation FD Disclosure.

On December 24, 2025, the Company issued a press release announcing its entry into the Asset Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained herein and in the accompanying exhibit is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

As previously announced, on November 14, 2025, the Company entered into a definitive arrangement agreement (the “Arrangement Agreement”) with XenoTherapeutics, Inc. and Xeno Acquisition Corp. (jointly, “Xeno”), pursuant to which Xeno will acquire all of the issued and outstanding common shares of the Company (the “Common Shares”). Under the terms of the Arrangement Agreement, the Company’s shareholders will receive a cash payment per Common Share that will be determined based upon the Company’s cash balance at closing of the Arrangement Transaction (the “Arrangement Closing”) after deducting certain transaction costs and the aggregate amount of outstanding liabilities (the “Closing Net Cash Amount”). The upfront portion of the consideration payable under the Asset Purchase Agreement with Gilead (described under Item 1.01 to this Current Report) has increased the Company’s cash balance and, therefore, has also increased the estimated Closing Net Cash Amount. Based on the Company’s revised estimate of the Closing Net Cash Amount, it is now currently estimated that each Company shareholder will receive a cash payment of approximately US$2.20 per Common Share at the Arrangement Closing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and securities laws in Canada. All statements in this Current Report on Form 8-K other than statements of historical facts are “forward-looking statements”. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements regarding: the Company’s expectations and intentions regarding the effects of the Asset Sale and completion of the transfer plan and receipt of the Transfer Completion Payment. In this communication, these forward-looking statements are based on the Company’s current expectations, estimates and projections regarding its business and industry, management’s beliefs and certain assumptions made by the Company, all of which are subject to change. Forward-looking statements are subject to various known and unknown risks and uncertainties, many of which are beyond the ability of the Company to control or predict, and which may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied thereby, including the consummation of the Asset Sale and the anticipated benefits thereof. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this Current Report on Form 8-K. Other factors that may cause the Company’s actual results to differ from those expressed or implied in the forward-looking statements in this Current Report on Form 8-K are identified in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (“SEC”) and the Québec Autorité des Marchés Financiers (“AMF”) on March 3, 2025, and in other filings made with the SEC and AMF from time to time, including the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. The Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Additional Information and Where to Find It

The Company has filed and furnished to its shareholders of record the close of business on November 21, 2025 a definitive proxy statement on Schedule 14A, as well as other relevant documents concerning the proposed transaction with Xeno. The proxy statement contains important information about the proposed transaction with Xeno and related matters, including information related to a special meeting of shareholders to be held on January 16, 2026 by the Company seeking required approvals from the shareholders in connection with such transaction. Investors and security holders of the Company are urged to carefully read the entire proxy statement (including any amendments or supplements thereto) because it contains important information about the proposed transaction with Xeno and the matters to be voted on at the special meeting.

Investors and security holders of the Company are able to obtain a free copy of the proxy statement, as well as other relevant filings containing information about the Company and the proposed transaction, including materials that will be incorporated by reference into the proxy statement, without charge, at the SEC website (http://www.sec.gov) or from the Company by contacting the Company’s Investor Relations at (857) 412-7018, by submitting a contact form on the Company’s website at https://www.reparerx.com/contact/, or by going to the Company’s Investor Relations page on its website at https://ir.reparerx.com/investor-relations and clicking on the link titled “SEC Filings.”

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be “participants” in the solicitation of proxies from the Company’s shareholders with respect to the transaction with Xeno. Information regarding the identity of the Company’s directors and executive officers, and their direct and indirect interests, by security holdings or otherwise, in the Company’s securities is set forth in the definitive proxy statement on Schedule 14A filed with the SEC on December 15, 2025. Information regarding subsequent changes to the holdings of the Company’s securities by the Company’s directors and executive officers can be found in filings on Forms 3, 4, and 5, which are available on the Company’s website at www.reparex.com or through the SEC’s website at www.sec.gov. Additional information regarding the identity of the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction with Xeno, by security holdings or otherwise, is contained in the proxy statement and other relevant materials filed with the SEC in connection with the transaction with Xeno. Copies of these documents may be obtained, free of charge, from the SEC or the Company as described in the preceding paragraph.

The Company’s website address is provided in this Current Report on Form 8-K as an inactive textual reference only. The information provided on, or accessible through, the Company’s website is not part of this Current Report on Form 8-K, and therefore is not incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*†	Asset Purchase Agreement, dated as of December 23, 2025, by and between Repare Therapeutics Inc. and Gilead Sciences, Inc.

10.1	Consent to Assignment by and between Repare Therapeutics Inc. and New York University.

99.1	Press Release dated December 24, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant will furnish a supplemental copy of any omitted schedule or similar attachment to the SEC upon request.

†	Certain portions of this exhibit (indicated by asterisks) have been omitted because they are not material and would likely cause competitive harm to Repare Therapeutics Inc. if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPARE THERAPEUTICS INC.

By:	/s/ Steve Forte
Steve Forte President, Chief Executive Officer and Chief Financial Officer

Dated: December 29, 2025

Exhibit 2.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE REPARE THERAPEUTICS INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO REPARE THERAPEUTICS INC. IF PUBLICLY DISCLOSED.

ASSET PURCHASE AGREEMENT

by and between

GILEAD SCIENCES, INC.

and

REPARE THERAPEUTICS INC.

Dated as of December 23, 2025

i

ii

Exhibits and Schedules

Exhibit A	Glossary of Terms
Exhibit B	Bill of Sale
Exhibit C	Patent Assignment Agreements
Exhibit D	Transfer Plan
Schedule Section 2.1(a)(i)	Transferred IP
Schedule Section 2.1(a)(ii)	Transferred Materials
Schedule Section 2.1(a)(iii)	Transferred Records
Schedule Section 2.1(a)(iv)	Transferred Regulatory Documents
Schedule 2.1a)v)	Transferred Licenses
Schedule 2.1a)vi)	Transferred Contracts
Schedule 2.7	Purchase Price Allocation
Schedule A	Knowledge of Seller

Disclosure Schedules

iii

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of December 23, 2025 (the “Effective Date”) by and between Gilead Sciences, Inc., a Delaware corporation (“Purchaser”), and Repare Therapeutics Inc., a corporation organized under the Business Corporations Act of Quebec (“Seller”). Each of Purchaser and Seller is referred to herein as a “Party”, and collectively as the “Parties”.

RECITALS

WHEREAS, Seller owns or otherwise has rights with respect to the RP-3467 Program (as defined below); and

WHEREAS, upon the terms and conditions set forth herein, Seller desires to sell, convey, assign, transfer and deliver to Purchaser, and Purchaser desires to purchase and acquire from Seller, the Transferred Assets (as defined below).

NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions and mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

ARTICLE I DEFINITIONS

Section 1.1 Definitions. Unless otherwise indicated and defined herein, capitalized words and phrases used in this Agreement shall have the meanings ascribed to them in the Glossary of Terms attached hereto as Exhibit A.

ARTICLE II PURCHASE AND SALE OF TRANSFERRED ASSETS

Section 2.1 Purchase and Sale of the Transferred Assets. At the Closing, upon the terms and conditions set forth in this Agreement, in consideration for the payments set forth in Section 2.5, Seller hereby irrevocably sells, conveys, assigns, transfers and delivers to Purchaser, and Purchaser hereby purchases and acquires from Seller, free and clear of all Liens, other than Permitted Liens, all of Seller’s right, title and interest in, to and under the assets set forth below, whether held by Seller or on Seller’s behalf (the “Transferred Assets”):

(a) all assets primarily related to or necessary for the conduct of the RP-3467 Program, whether tangible or intangible, and whether or not specifically referred to herein or in any instrument of conveyance delivered pursuant hereto, which shall be deemed to include the following assets of Seller:

(i)	the Transferred IP;

(ii)	the Transferred Materials;

(iii)	the Transferred Records;

(iv)	the Transferred Regulatory Documents;

(v)	the Transferred Licenses; and

(vi)	the Transferred Contracts.

(b) all credits, prepaid expenses, deferred charges, advance payments, security deposits and prepaid items (other than any credits or prepaid expenses in either case related to Taxes) arising from or relating to the items set forth in clause (a) above;

(c) all causes of action, lawsuits, judgments, claims, counterclaims, defenses, rights of recovery, rights under express or implied warranties, rights of set off, rights of subrogation and all other rights of any kind (i) available to or being pursued by Seller or (ii) against any Third Party, in each case with respect to any of the items set forth in clauses (a) and (b) above, whether arising by way of counterclaim or otherwise, including all rights to sue and recover and retain damages, costs and attorneys’ fees for past, present and future infringement of any Transferred Patent;

(d) to the extent legally possible under agreements with insurers, insurance benefits, including rights and proceeds, arising from or relating to any of the items set forth in clauses (a) through (c) above prior to the Closing Date, solely to the extent relating to any Assumed Liabilities but not Excluded Liabilities;

(e) all guarantees, warranties, indemnities and similar rights in favor of Seller with respect to any of the items set forth in clauses (a) through (d) above, including the benefit of and all rights to enforce the covenants, warranties, and representations under the Transferred Contracts; and

(f) all goodwill and going concern value associated with the assets described in the foregoing clauses.

Section 2.2 Excluded Assets. The Parties acknowledge and agree that Purchaser is not acquiring any right, title or interest in, to or under any other assets, properties or rights of Seller other than the Transferred Assets (the “Excluded Assets”). For the avoidance of doubt, the Excluded Assets include:

(a) assets, Permits or Regulatory Documents solely related to any programs of Seller other than the RP-3467 Program, including those programs referred to by Seller as RP-1664 and Lunresertib/camonsertib, and any activities, including any Clinical Trial underway solely for such other programs of Seller;

(b) any Contracts other than the Transferred Contracts (even if primarily related to or necessary for the conduct of the RP-3467 Program), including any Contracts with employees of Seller or Employee Plans;(c) all cash, bank deposits and cash equivalents of Seller;

(d) all accounts receivable, other receivables and other items of working capital of Seller, except working capital to the extent it constitutes Transferred Materials;

(e) all real property or rights with respect to real property of Seller, including any and all facilities or leases;(f) all equipment and other fixed assets of Seller; and

(g) all rights of Seller under this Agreement or any other Transaction Document.

Section 2.3 Assumption of Assumed Liabilities. Upon the terms and conditions set forth in this Agreement, Purchaser hereby, effective at the Closing, assumes and, subject to Article VII hereof, shall pay, perform, and discharge when due, (a) the Liabilities under the Transferred Contracts arising after the Closing Date, and (b) the Liabilities arising out of the use, ownership, possession, operation, or sale of the Transferred Assets after the Closing Date, but excluding, in each event, any Liabilities arising after the Closing Date that are based on facts, circumstances or occurrences arising on or prior to the Closing Date, or relating to any breach, violation or failure to perform by Seller that occurred prior to the Closing Date (the “Assumed Liabilities”).

Section 2.4 Excluded Liabilities. Seller shall retain and be responsible for, and Purchaser shall not assume and shall not be responsible to pay, perform or discharge, any Liabilities of Seller of any kind or nature whatsoever other than the Assumed Liabilities (the “Excluded Liabilities”). For the avoidance of doubt, the Excluded Liabilities shall include (a) any and all accounts payable, accrued expenses, Taxes, and other Liabilities existing on or prior to, or that are based on facts, circumstances or occurrences arising on or prior to, the Closing Date, (b) employee-related Liabilities and Liabilities relating to any Employee Plans, existing on, prior to, or after, or based on facts, circumstances or occurrences arising on, prior to or after the Closing Date, and (c) any compensation that may be due to inventors of any Transferred IP in connection with the Closing and any Liabilities arising in connection with any such compensation, in each case, whether before, on or after the Closing Date.

Section 2.5 Purchase Price; Closing.

(a) Purchase Price. Subject to the terms and conditions of this Agreement, including any withholding or adjustment in accordance with the terms of this Agreement (including pursuant to Section 2.7 and Article VII), the aggregate purchase price payable by or on behalf of Purchaser for the Transferred Assets shall consist of a cash payment of up to Thirty Million Dollars ($30,000,000) (the “Purchase Price”), of which (i) Twenty-Two Million Dollars ($22,000,000) shall be payable to Seller in accordance with Section 2.5(c)(ii) (the “Closing Payment”), (ii) up to Three Million Dollars ($3,000,000) (the “Holdback Amount”) may become payable to Seller in accordance with Section 7.9 and (iii) Five Million Dollars ($5,000,000) (the “Transfer Completion Payment”) shall become payable to Seller after the Closing Date upon successful completion, as mutually agreed by Purchaser and Seller, of the Transfer Plan (the “Transfer Completion”), in each case to Seller in accordance with Section 2.5(c).

(b) Closing. The consummation of the Transaction (the “Closing”) shall take place (i) by means of a virtual closing through electronic exchange of documents and signatures or at such other place or via such other means as Purchaser and Seller may jointly designate and (ii) on the Effective Date concurrently with the execution and delivery of this Agreement by the Parties. The date on which the Closing actually takes place is referred to in this Agreement as the “Closing Date”. The Closing will be deemed to occur at 11:59 p.m. Eastern U.S. Time on the Closing Date or such other time as Purchaser and Seller may jointly designate.

(c) Closing Actions. At the Closing:

(i) Seller shall (A) transfer to Purchaser: (1) the Transferred Assets, free and clear of all Liens, other than Permitted Liens, and (2) the Assumed Liabilities, in each case, other than those Transferred Assets that pursuant to the terms of this Agreement and the transfer procedures outlined in the Transfer Plan, are to be delivered after the Closing, which such Transferred Assets shall be delivered in accordance with the Transfer Plan; and (B) deliver to Purchaser (1) the Bill of Sale, duly executed by Seller, (2) the Patent Assignment Agreements, duly executed by Seller, and (3) the applicable U.S. Internal Revenue Service Form W-8, duly executed by Seller; and

(ii) Purchaser shall (A) subject to Section 2.7, pay or cause to be paid to Seller by no later than December 31, 2025, an amount equal to the Closing Payment, in cash, by wire transfer of immediately available funds to the bank account that has been designated in writing by Seller at least five (5) Business Days prior to the Closing Date and (B) deliver to Seller (1) the Bill of Sale, duly executed by Purchaser, and (2) the Patent Assignment Agreements, duly executed by Purchaser.

(d) Transfer Completion Actions. Following the Transfer Completion, Purchaser shall, subject to Section 2.7, pay or cause to be paid to Seller the Transfer Completion Payment, in cash, by wire transfer of immediately available funds to the bank account designated in writing by Seller within five (5) Business Days of receipt of the bank account information from Seller.

Section 2.6 No Successor Liability.

(a) No Assumption of Liabilities. Purchaser is not and shall not be deemed to be a successor to Seller or any of its Affiliates, and Purchaser does not assume, agree to pay, discharge, or otherwise have any responsibility for any liabilities, obligations, or debts of Seller or any of its Affiliates, whether absolute or contingent, known or unknown, liquidated or unliquidated, secured or unsecured, direct or indirect, or otherwise, except as expressly set forth in this Agreement.

(b) No De Facto Merger or Continuation. The Parties expressly acknowledge and agree that the Transaction is not intended to and shall not be deemed to (i) constitute a de facto merger, amalgamation, consolidation, or continuation of Seller, (ii) result in Purchaser being a mere continuation of Seller, or (iii) impose upon Purchaser any liability based upon the doctrine of successor liability or any similar legal or equitable theory.

(c) No Assumption of Seller’s Obligations. Without limiting the foregoing, Purchaser shall not be liable for any claims, demands, actions, suits, proceedings, investigations, liabilities, or obligations arising out of, relating to, or in connection with Seller’s (i) obligations to any creditor, vendor, supplier, customer, or Governmental Entity, (ii) Taxes of any kind, including payroll, sales, use, and income Taxes, (iii) environmental liabilities, or (iv) employee liabilities, including, with respect to any current or former employees of Seller (including former Program Employees and Program Consultants) and any Employee Plan, or (v) obligations under any contracts, leases, or agreements not expressly assumed by Purchaser pursuant to Section 2.3 of this Agreement.

Section 2.7 Withholding; Allocation of Purchase Price.

(a) Purchaser shall be authorized to deduct or withhold, or cause to be deducted or withheld, any Tax that Purchaser reasonably determines is required to be deducted or withheld from a payment to Seller under any provision of U.S. federal, state, local or non-U.S. Tax Law (the “Withholding Tax”) from any payment hereunder, and shall pay the Withholding Tax to the applicable Taxing Authority, so that only the correspondingly reduced amount of payments (i.e., the full amount payable less the Withholding Tax) is paid to Seller and shall provide Seller with proof of the Withholding Tax payment. Any amounts deducted or withheld and remitted to the appropriate Taxing Authority will be treated for all purposes of this Agreement as having been paid to Seller. As of the date hereof, Purchaser acknowledges and agrees that no United States withholding tax is applicable to payments payable to Seller other than (i) withholding tax applicable to any portion of the Transfer Completion payments treated as imputed interest and (ii) any withholding that may result from Seller’s failure to provide an appropriate IRS Form W-8 in accordance with Section 2.5(c)(i).

(b) The Parties agree to reasonably cooperate with one another and use reasonable efforts to mitigate or reduce Tax withholding in respect of the payments made by a Party under this Agreement, as permitted by Law. If a special procedure is required for treaty relief under any Law, a treaty relief based on a Tax treaty will only be taken into account if Seller submits any exemption certificate to Purchaser in accordance with applicable Law in form and substance reasonably acceptable to Purchaser at or prior to the time of the payment to Seller.

(c) Schedule 2.7 sets forth the Parties’ agreed allocation of the Purchase Price among the Transferred Assets (the “Purchase Price Allocation”). The Parties agree that each of the Closing Payment and the Transfer Completion Payments shall be allocated among, and paid to, Seller in accordance with the Purchase Price Allocation, and any other any adjustment to the Purchase Price (as a result of an indemnification payment or otherwise) shall be allocated among the Transferred Assets consistent with the Purchase Price Allocation. The Parties agree to report consistent with the Purchase Price Allocation (as adjusted, if applicable) for all Tax purposes and shall not take any position inconsistent therewith unless required by a determination within the meaning of Section 1313(a) of the Code (or comparable provision of state, local or non-U.S. Tax Law).

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the Disclosure Schedule, Seller hereby represents and warrants to Purchaser that the following statements contained in this Article III are true and correct:

Section 3.1 Organizational Matters; Authority.

(a) Seller (i) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and (ii) has the power and authority to own, lease and operate its properties and assets, including the Transferred Assets, and to conduct its businesses, including the RP-3467 Program.

(b) Seller has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and to consummate the Transaction. This Agreement has been, and each other Transaction Document has been or will be, prior to the execution and delivery thereof, duly executed and delivered by Seller and, assuming due execution and delivery by the other parties hereto and thereto, constitutes or will constitute the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject only to the Enforceability Exceptions. The execution, delivery and performance of this Agreement and the other Transaction Documents to which Seller is a party by Seller, and the consummation of the Transaction, have been duly authorized by all necessary corporate action on the part of Seller, and no other action or approval on the part of Seller or the stockholders (or other equityholders) of Seller is necessary to authorize the execution, delivery or performance of this Agreement or any of the other Transaction Documents by Seller or to consummate the Transaction.

(c) The terms of this Agreement, all other Transaction Documents, and the Transaction are acceptable to Xeno Purchaser, and Seller has received any and all approvals from Xeno Purchaser as required pursuant to the Arrangement Agreement in respect of the execution and delivery of this Agreement and all other Transaction Documents, and the consummation of the Transaction.

Section 3.2 Non-Contravention and Consents.

(a) Except as set forth on Section 3.2(a) of the Disclosure Schedule, the execution and delivery of this Agreement and the other Transaction Documents by Seller, do not, and the consummation of the Transaction by Seller and the performance of this Agreement and the other Transaction Documents to which Seller is a party by Seller will not: (i) conflict with any of the provisions of the Charter Documents of Seller; (ii) cause a violation by Seller of any Law applicable to Seller, the RP-3467 Program or the Transferred Assets; or (iii) require any Consent under, require a notice under, violate or cause a breach or default under, or give rise to a right of termination, cancelation, acceleration or modification under, or result in the imposition or creation of any Lien (other than Permitted Liens) on, any Transferred Asset.

(b) Seller is not required to make any filing with or to obtain any Consent or Permit from or provide any notice to any Governmental Entity in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents by Seller or the consummation by Seller of the Transaction except as set forth on Section 3.2(b) of the Disclosure Schedule.

(c) For purposes of this Agreement, including this Section 3.2, a Consent or Permit shall be deemed “required” to be obtained, a notice shall be deemed “required” to be given and a filing or declaration shall be deemed “required” to be made if (i) such Consent, Permit, notice, file or declaration is set forth on Section 3.2(a)(iii) of the Disclosure Schedule or (ii) the failure to obtain such Consent or Permit, give such notice or make such filing or declaration could result in Seller, the RP-3467 Program or the Transferred Assets: (A) becoming subject to any material Liability; (B) being required to make any material payment, issue any Equity Interests or deliver anything of value; or (C) losing or forgoing any material right or benefit.

Section 3.3 Solvency. Except as set forth on Section 3.3 of the Disclosure Schedule:

(a) Seller: (i) owns assets the fair market value of which are greater than the total amount of its Liabilities; (ii) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; (iii) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due; and (iv) is not, and will not become as a consequence of the Transaction, insolvent, bankrupt, or similar (under any Law applicable to a Seller) or unable to pay its debts when and as they become due. No Legal Proceedings under insolvency, bankruptcy or similar Laws are pending or, to the Knowledge of Seller, threatened in writing.

(b) Seller has not entered into this Agreement, the other Transaction Documents, the Transaction or any related transactions with the actual intent to hinder, delay or defraud any creditor or obligee. Seller represents and warrants that this Agreement has been negotiated in good faith and at arms’ length and that the execution, delivery, and performance of this Agreement and the consummation of the Transaction do not have the intent or effect of hindering, delaying, or defrauding any creditor or obligee of Seller.

(c) No petition in bankruptcy has been filed by or against Seller in the last seven (7) years, and in the last seven (7) years Seller has not made an assignment for the benefit of creditors or taken advantage of any other insolvency Laws or proceedings affecting the rights of creditors.

(d) Seller is not contemplating either the filing of a petition or proceeding by it under any state, provincial, federal or foreign bankruptcy or insolvency Laws, and Seller has no knowledge of any Person contemplating the filing of any such petition or proceeding against Seller.

Section 3.4 Litigation.

(a) There are no, and since January 1, 2023 there have not been any (i) Legal Proceedings or (ii) investigations by any Governmental Entity pending (or, to the Knowledge of Seller, threatened) against Seller (or its properties or assets), any current or former director or officer of Seller or, to the Knowledge of Seller, against any employee or service provider of Seller in such individual’s capacity as such, in each case (A) that are, or would reasonably be expected to be, individually or in the aggregate, material to Seller, the RP-3467 Program or the Transferred Assets or (B) in any way affecting or arising out of the operation of the RP-3467 Program or involving any of the Transferred Assets.

(b) Seller is not, and since January 1, 2023 Seller has not been, subject to any outstanding Order, and to the Knowledge of Seller, no Order is, and since January 1, 2023 no Order has been, threatened to be imposed on Seller, in each case that would be applicable to any operation of the RP-3467 Program or the Transferred Assets.

Section 3.5 Taxes.

(a) Seller has timely filed with the appropriate Governmental Entities all income and other material Tax Returns for taxable periods ending on or prior to the Closing Date that are required to be filed with respect to the Transferred Assets, and all items required to be included in each such Tax Return have been so included and all such Tax Returns are true, correct and complete in all material respects. Seller has provided to the appropriate Governmental Entity all required information and maintained all records, invoices or other documentation required to be maintained for Tax purposes in connection with the Transferred Assets, including for purposes of evidencing or justifying any Tax benefit.

(b) All income and other material Taxes due and owing by or with respect to the Transferred Assets have been timely paid to the competent Governmental Entities regardless of whether such Taxes have been shown as due and payable on any Tax Return. There are no Liens on any Transferred Asset that arose in connection with any failure (or alleged failure) to pay any Tax (other than a statutory Lien for any Tax that is not yet due and payable).

(c) Seller has, with respect to the Transferred Assets: (i) complied with all applicable Laws relating to the payment, reporting and withholding (including any amount not withheld because of exemption or similar circumstance) of Taxes; (ii) within the time and in the manner prescribed by applicable Laws, paid over to the proper Governmental Entity (or is properly holding for such timely payment) all amounts required to be so withheld and paid over in connection with any amounts paid or owing to any employee, independent contractor, creditor, member, or other Third Party; (iii) properly charged, collected and remitted sales, value added, and similar Taxes with respect to sales made to, purchases made by, or supplies to any Person; and (iv) as applicable, received and retained the appropriate certification or similar documentation to establish an exemption from withholding, sales, value added and any similar Taxes.

(d) There is no dispute or Legal Proceeding concerning any income or other material Tax liability pending, in progress or threatened by any Governmental Entity against, or with respect to, the Transferred Assets that remains unpaid, and Seller has not received written notice of any threatened audits, examinations or investigations relating to any income or other material Taxes relating to the Transferred Assets.

(e) There are no agreements relating to the allocating or sharing of Taxes, including Tax indemnity agreements, to which Seller is a party with respect to the Transferred Assets and there are no such agreements to which the Transferred Assets are otherwise subject to that would continue in force after the Closing Date.

(f) None of the Transferred Assets constitutes an interest in an entity or other right under any arrangement or agreement that has ever been characterized, or properly should be characterized, as a partnership for U.S. federal, state, local or non-U.S. income Tax purposes.

(g) None of the Transferred Assets is a “U.S. real property interest” within the meaning of Section 897 of the Code.

(h) Seller is not subject to any liability for Taxes relating to a taxable period (or portion thereof) ending on or before the Closing Date that will become a liability of, or be imposed on, Purchaser or any Affiliate thereof, or to which Purchaser or any Affiliate thereof will be deemed a “successor”, directly or indirectly, by operation or as a matter of applicable Law, in connection with, or by reason of occurrence of, any of the transactions contemplated by this Agreement.

(i) Seller is not a non-resident of Canada for purposes of the ITA.

Section 3.6 Sufficiency of Assets. The Transferred Assets constitute all of the Patent Rights, Know-How and other assets owned by or licensed to Seller that are necessary or reasonably useful for Purchaser to conduct and operate the RP-3467 Program in all material respects after the Closing in the ordinary course of business consistent with past practice prior to the Closing and in accordance with applicable Laws.

Section 3.7 Title to Assets. Seller has sole and exclusive, good, valid and marketable title to, or a valid leasehold or license interest in and valid and enforceable right to use, practice, and exploit all properties, assets and rights included in the Transferred Assets, and at Closing, Purchaser will acquire good, valid and marketable title to such properties, assets and rights included in the Transferred Assets, free and clear of all Liens, other than Permitted Liens. Seller has the authority and right to, and at the Closing, shall, sell, assign, transfer and deliver to Purchaser title to the Transferred Assets free and clear of all Liens, other than Permitted Liens.

Section 3.8 Intellectual Property.

(a) Section 3.8(a) of the Disclosure Schedule contains a true, correct and complete list of all Transferred Patents, including, with respect to each such item, (i) the jurisdiction of application/registration, (ii) the application or registration number, (iii) the date of filing, or issuance or registration, and (iv) the record owner or owners. Each Transferred Patent has been registered or issued by, or is subject to a pending application for registration or issuance with, the appropriate patent authority in the various jurisdictions noted and, except as may be noted on Section 3.8(a) of the Disclosure Schedule, such items have not been abandoned or cancelled. With respect to each Patent application within the Transferred Patents, such Patent application is in good standing and any Patent issuing therefrom will, to the Knowledge of Seller, be valid and enforceable. With respect to any Transferred Patents owned by Seller or, subject to the Knowledge of Seller, with respect to any Transferred Licensed Patents, (x) all filing, registration, maintenance, renewal and similar fees applicable to any such Transferred Patents owned by Seller or Transferred Licensed Patents have been timely paid and (y) to the extent required by law in the applicable jurisdiction, all documents and certificates related to any such Transferred Patents owned by Seller or Transferred Licensed Patents have been timely filed, including timely filings and recordings of all assignments of such Transferred Patents to properly vest legal title in the name of Seller (or in the name of the respective Third Party granting rights to Seller under an Inbound License with respect to such Transferred Licensed Patents), in each case, with such relevant Governmental Entity or other relevant office or agency in the applicable jurisdictions responsible for filing, registering and maintaining such items.

(b) No interference, opposition, reissue, reexamination, inter partes or post grant review, cancellation proceeding or other Legal Proceeding (other than routine ordinary course proceedings as part of patent prosecution) is pending or has been threatened in writing (or, to the Knowledge of Seller, threatened other than in writing) regarding any Transferred Patents, including with respect to the scope, validity, enforceability, registration, priority, inventorship or ownership of, or rights to, any such Transferred Patents.

(c) Seller has taken all reasonable steps necessary to maintain, safeguard, and protect the Transferred IP and Transferred Materials and to maintain the secrecy and confidentiality of all Know-How included in the Transferred IP or the Transferred Materials, including to protect the Know-How included in the Transferred IP as trade secrets under applicable Laws. Without limiting the foregoing, all current and former founders, employees, independent contractors or consultants or, to the Knowledge of Seller, other Persons involved in the creation or development of Transferred IP, including the inventors, authors, or creators of the Transferred IP (collectively, “IP Personnel”), have been hired, employed or otherwise contracted (as applicable) for a job, work or position (as applicable) involving the development of the Transferred IP (with respect to such Patent Rights and Know-How owned by Seller) and developed the Transferred IP in the course of their hiring, employment or contracting and have signed written, valid and enforceable confidentiality and invention and Intellectual Property rights assignment agreements that both (i) legally vest in Seller (or in the name of the respective Third Party granting rights to Seller under an Inbound License) exclusive ownership of all right, title and interest in and to such Transferred IP to the fullest extent permitted by Law, (ii) legally bind such IP Personnel to reasonable confidentiality obligations sufficient to ensure that all non-public Know-How included in such Transferred IP created or developed by such IP Personnel may be protected as trade secrets under applicable Laws for the benefit of Seller with respect to the Transferred IP, and (iii) legally obligate such IP Personnel to assist in any manner necessary to prosecute, defend, and enforce the Transferred IP. Seller has complied with, to the extent required by Law, Contract or otherwise, the provisions of applicable patent Laws in relation to employee inventions, and have paid all due remuneration to persons entitled to any compensation under the applicable patent Laws in relation to employee inventions. To the Knowledge of Seller, (A) there has not been any unauthorized use, disclosure of or access to any Transferred IP, and (B) no IP Personnel (1) is in violation of any such agreements, or of any agreements with any prior employer or other Person with respect to any Transferred IP, or (2) has any claim, right (whether or not currently exercisable) or interest or has alleged that they own or have any such claim, right or interest to or in any Transferred IP (including its exploitation). Following Closing, no past or present director, officer, employee, consultant, independent contractor, or, except pursuant to the Inbound Licenses set forth on Schedule 2.1a)v), any other entity (other than the respective Third Party granting rights to Seller under an Inbound License), including any named inventor on any Transferred Patents owns or will own (or has or will have any claim, or any right, whether or not currently exercisable, to any ownership interest, in or to) any Transferred IP or any claims whatsoever related thereto.

(d) To the Knowledge of Seller, Seller owns or has a valid and enforceable license to use, all Patent Rights necessary or used in, and all Know-How necessary or reasonably useful for, the operation of the RP-3467 Program as conducted since January 1, 2023, and the Transferred IP constitutes all such Patent Rights and Know-How. The Transferred IP is solely and exclusively owned by or exclusively in-licensed to, as applicable, Seller free and clear of any Lien, other than Permitted Liens. None of the execution, delivery, or performance of this Agreement or the other Transaction Documents or the consummation of the Transaction will result in (or give any other Person the right or option to declare any) (i) impairment, restriction, termination, or loss of exclusive ownership or use of any Transferred IP (including any Inbound License) by Purchaser, (ii) breach or default of any Transferred Contract, or (iii) release, disclosure, grant, transfer or assignment to any Person of any rights in, under, or to any Transferred IP, and upon the Closing, Purchaser will acquire sole and exclusive ownership of (and good and marketable title to) or an exclusive in-license to, as applicable, all Transferred IP, free and clear of any Lien other than Permitted Liens.

(e) To the Knowledge of Seller, none of the conduct of the RP-3467 Program, the use or practice of the Transferred IP, or the transfer or assignment thereof under this Agreement infringes, misappropriates or otherwise violates, nor has infringed, misappropriated or otherwise violated, any Intellectual Property owned by any Third Party. Seller has not received any written (or, to the Knowledge of Seller, other) notice or claim alleging any such infringement, misappropriation or other violation, including any so-called “invitation to license” letter. No Legal Proceeding has been asserted, is pending or has been threatened in writing (or, to the Knowledge of Seller, threatened other than in writing), against Seller relating to any infringement, misappropriation or other violation of any Intellectual Property of any Third Party in connection with the RP-3467 Program.

(f) To the Knowledge of Seller, no Person is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Transferred IP. No Legal Proceeding has been asserted or is pending or has been threatened against any Person alleging any infringement, misappropriation or other violation of any Transferred IP. Neither Seller nor the Transferred IP are subject to any Order, and Seller has not entered into or is a party to any agreement made in settlement of any pending or threatened litigation or other Legal Proceeding, which: (i) restricts, impairs or relates to the use or other exploitation in any manner of any Transferred IP anywhere in the world, including any Transferred IP licensed under a Transferred Contract; (ii) restricts the operation of the RP-3467 Program as conducted since January 1, 2023 and as currently planned to be conducted; or (iii) grants any Third Party any rights under Transferred IP.

(g) Section 3.8(g) of the Disclosure Schedule contains a true, correct and complete list of all Government-Funded IP. Seller has complied with any and all Intellectual Property disclosure, licensing and other obligations under any applicable Contract giving rise to or relating to such Government-Funded IP. Except as set forth in Section 3.8(g) of the Disclosure Schedule, no Governmental Entity or Governmental Entity-affiliated Entity, or university, college or other educational institution or research institute, has any material right, title or interest (including any “march in” or co-ownership rights) in or to any Transferred IP.

(h) Except as set forth in Section 3.8(h) of the Disclosure Schedule, Seller is not bound by any non-competition or similar restrictive covenant or commitment that has or could reasonably be expected to have the effect of prohibiting or impairing the use of Transferred IP or the conduct of the RP-3467 Program as conducted since January 1, 2023 (or as currently planned to be conducted), or research, development, manufacturing or commercialization of any RP-3467 Products. Except as set forth in Section 3.8(h)(ii) of the Disclosure Schedule, there are no royalties, fees, commissions, or other amounts payable by Seller to any other Person arising out of Seller’s ownership, use, license, sale, or disposition of any Transferred IP, including in connection with the conduct of the RP-3467 Program or the research, development, manufacturing or commercialization of the RP-3467 Program or RP-3467 Products.

(i) Following the Closing, Purchaser (i) will have and be permitted to exercise all rights that Seller had prior to the Closing with respect to the Transferred IP to the same extent that Seller would have had, and been able to exercise, had the Transaction Documents not been entered into and the Transaction not occurred and (ii) will, to the Knowledge of Seller, have and be permitted to exercise all rights regarding the Transferred IP without the payment of any additional amounts or consideration, except for payments expressly due pursuant to the terms of any Inbound License that is a Transferred Contract with respect to such period following the Closing.

(j) (i) [***] does not own or control any Intellectual Property related to polymerase theta [***]; (ii) as of the Effective Date, no [***]-controlled Patents are infringed by the research, development, manufacture or commercialization of the RP-3467 Product; (iii) no Patents owned or controlled [***] would be infringed by the research, development, manufacture or commercialization of the RP-3467 Product; and (iv) other than pursuant to the NYU Agreement, no Intellectual Property was generated pursuant to any Contract to which Seller or any of its Affiliates is or has ever been a Party that is necessary for, used in or reasonably useful for the conduct of the RP-3467 Program.

Section 3.9 Privacy and Data Security.

(a) Since January 1, 2023, Seller has complied in all material respects with all applicable Privacy Laws, including with respect to the collection, acquisition, use, storage and transfer (including cross-border transfer) of Personal Information with respect to the RP-3467 Program.

(b) Since January 1, 2023, by appropriate privacy notices that comply in all material respects with applicable Privacy Laws and, where appropriate, by obtaining a lawful data subject’s informed consent, Seller, via the clinical trial sites with which Seller has contracted or otherwise, has obtained all necessary rights and permissions from the RP-3467 Program Clinical Trial participants to process their Personal Information sufficient in all material respects for the conduct and administration of the RP-3467 Program.

(c) The transfer of any Personal Information included in the Transferred Assets does not breach, in any material respect, any applicable Privacy Laws.

(d) With respect to the RP-3467 Program, Seller maintains commercially reasonable policies, procedures and security measures with respect to the physical and electronic security and privacy of Protected Information that are designed to comply with applicable Privacy Laws and are consistent with applicable industry standards, and Seller is in compliance in all material respects with such policies and procedures.

(e) With respect to the RP-3467 Program, since January 1, 2023, Seller has not received written notice or any other communication of (i) any material violation or breach, or alleged material violation or breach, of applicable Privacy Laws and/or Privacy Policies, or (ii) any claim against Seller by any Person, and there is no Legal Proceeding pending or, to Knowledge of Seller, threatened against Seller alleging a material violation or breach of Privacy Laws and/or Privacy Policies. Seller is not aware of any facts or circumstances that may reasonably be anticipated to give rise to any Order or any Legal Proceeding against Seller under applicable Privacy Laws with respect to the RP-3467 Program.

(f) With respect to the RP-3467 Program, since January 1, 2023, except as did not compromise the privacy, security, integrity or availability of the Protected Information, there has been no breach, including a data security breach, of any of Seller’s Systems or security measures, or actual loss, theft, unauthorized or unlawful acquisition, access, or use, or unauthorized, unlawful or accidental disclosure of any Protected Information, owned, transmitted, used, stored, received, or controlled by or on behalf of Seller.

(g) With respect to the RP-3467 Program, since January 1, 2023, Seller (i) is not, to the Knowledge of Seller, under investigation by any Governmental Entity for a violation of any Privacy Laws; and (ii) has not received any written notices or audit requests from a Governmental Entity relating to any such violations.

(h) With respect to the RP-3467 Program, Seller’s (i) collection, storage, processing, transfer, sharing and destruction of Protected Information in connection with the Transaction, and (ii) execution, delivery and performance of this Agreement and the other Transaction Documents and consummation of the Transaction, in each case, (i) and (ii) complies in all material respects with all applicable Privacy Laws. Purchaser shall, immediately following the Closing, have at least substantially the same rights to use, process and disclose Protected Information as Seller had immediately prior to the Closing.

Section 3.10 Compliance; Permits.

(a) Seller is and, since January 1, 2023, has been in compliance in all material respects with all Laws applicable to the RP-3467 Program, and, since January 1, 2023, Seller has not received any written notice (or, to the Knowledge of Seller, any other communication from any Governmental Entity) alleging any actual or suspected violation with respect to any applicable Laws with respect to the conduct or operation of the RP-3467 Program or the ownership or use of any of the Transferred Assets, or been charged with any violation of any applicable Law with respect to the conduct or operation of the RP-3467 Program or the ownership or use of any of the Transferred Assets.

(b) The Transferred Assets do not include any assets licensed from or supplied by a “biotechnology company of concern” under the BIOSECURE Act.

(c) Seller holds, and since January 1, 2023 has held, of all Permits necessary for Seller to lawfully own, lease or otherwise hold and operate its RP-3467 Program assets and conduct the RP-3467 Program, including any IND with respect to the RP-3467 Program, in the manner in which the RP-3467 Program is currently being conducted by Seller and in accordance with applicable Laws, except where failure to hold such Permits is not, and would not reasonably be expected to be, individually or in the aggregate, material to Seller or the RP-3467 Program. The Permits held by Seller with respect to the RP-3467 Program are (i) valid and in full force and effect and (ii) not subject to any administrative or judicial proceeding that would reasonably be expected to result in any termination, suspension, revocation, nonrenewal (and, to the Knowledge of Seller, no such termination, suspension, revocation or nonrenewal has been otherwise threatened), and Seller is in compliance with the terms and requirements thereof, except in the case of each of clauses (i) and (ii), as is not, and would not reasonably be expected to be, individually or in the aggregate, material to Seller or the RP-3467 Program.

(d) The RP-3467 Products are being, and, since January 1, 2023, have been, researched, developed, distributed and manufactured, and all RP-3467 preclinical and clinical data to date has been generated, in compliance in all material respects with all applicable Laws pertaining to preclinical- and clinical-stage product candidates, including cGCPs, cGLPs, and cGMPs, as relevant to the stage of development of each candidate. Seller has not received any written notices or other written correspondence from any Regulatory Entity or any institutional review board or ethics committee with respect to any ongoing clinical or pre-clinical studies or Clinical Trials relating to the RP-3467 Program or any RP-3467 Product (i) placing (or threatening the initiation of any action to place) a clinical hold order on any such studies or Clinical Trials or (ii) otherwise requiring the delay, termination or suspension of such studies or Clinical Trials. Seller has not received any warning letter, notice of violations, or other comparable written administrative, regulatory or enforcement notice from any Regulatory Entity relating to the RP-3467 Program or RP-3467 Products. Neither Seller, nor, to the Knowledge of Seller any distributor, reseller, consultant, clinical investigator, agent or other third party acting on behalf of Seller has received any written notification or other communication from any Governmental Entity, institutional review board, ethics committee or safety monitoring committee raising any material issue with respect to any ongoing clinical or pre-clinical study or trial, threatening the initiation of any action to place a clinical hold order on any such study or trial, or otherwise requiring the delay, termination, suspension or material modification of such study or trial, in each case, with respect to the RP-3467 Program or RP-3467 Products. All preclinical studies conducted by or on behalf of Seller (x) have been and are being conducted, as applicable, in compliance with all requirements of the Animal Welfare Act, the United States Department of Agriculture’s implementing regulations, and the Guide for the Care and Use of Laboratory Animals, if applicable, and with all requirements of 21 C.F.R. Part 58, (y) which constitute in vivo activities have been approved by an external ethical review or animal welfare body, to the extent required by Law, and have been conducted with purpose bred animals (i.e., not wild caught), and (z) have employed the procedures and controls required under GLPs, if applicable.

(e) Seller has filed (or caused to be filed) with the applicable Regulatory Entities all required Regulatory Documents, including any IND with respect to the RP-3467 Program, and Data required therein with respect to the RP-3467 Products, and (i) all such filings were true, correct and complete in all material respects and in material compliance with applicable Laws when filed and (ii) Seller has not received any allegations from any such Regulatory Entity that any such filings were deficient. Seller has made available to Purchaser true, correct and complete copies of all Regulatory Documents with respect to the RP-3467 Products, including all material correspondence with and from all Regulatory Entities.

(f) Seller and its Representatives have not altered, falsified or otherwise manipulated any Data generated or used in any Clinical Trials or other studies related to the RP-3467 Program or RP-3467 Products in any respect.

(g) Seller has instituted and maintained policies and procedures reasonably designed (i) to maintain the integrity of Data generated in Clinical Trials, studies, and manufacturing of any RP-3467 Product by or on behalf of Seller and (ii) to encourage employees and contractors to report any compliance issues related thereto, and Seller has made available to Purchaser true, correct and complete copies or written summaries of any such reports related to the RP-3467 Program or the RP-3467 Products.

(h) With respect to the RP-3467 Program, Seller has not (i) made an untrue statement of a material fact or a fraudulent statement to any Regulatory Entity, (ii) failed to disclose a material fact required to be disclosed to any Regulatory Entity, or (iii) committed any act, made any statement or failed to make a statement to any Regulatory Entity, in each such case, that, at the time such statement was made or such disclosure or statement was not made, would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or for any other Regulatory Entity to invoke any similar policy.

(i) With respect to the RP-3467 Program or any RP-3467 Products, none of Seller, its directors, officers or employees or, to the Knowledge of Seller, any other distributor, reseller, consultant, clinical investigator, agent or other third party acting on behalf of Seller, has been: (i) debarred under 21 U.S.C. § 335a or any similar applicable Law; (ii) excluded under 42 U.S.C. §§ 1320a-7 or 1320a-7a or any similar applicable Law, including persons identified on the HHS/OIG List of Excluded Individuals/Entities; (iii) suspended or otherwise declared ineligible for any healthcare program participation, including persons identified on the General Services Administration’s List of Parties Excluded from Federal Programs; (iv) convicted of any crime or engaged in any conduct that would reasonably be expected to result in debarment, exclusion or suspension as described in the foregoing clauses (i), (ii) or (iii); (v) declared ineligible for awards of contracts by any U.S. or non-U.S. federal, state, provincial or other agency; (vi) disqualified as a clinical investigator by any Regulatory Entity; or (vii) convicted of any offense related to any healthcare program.

(j) Seller is not a party to and does not have any ongoing reporting obligations pursuant to or under any order by any applicable Governmental Entity (including, for the avoidance of doubt, any corporate integrity agreement, monitoring agreement, deferred prosecution agreement, consent decree, settlement order or other similar agreements) relating to the RP-3467 Program or any of the Transferred Assets and, to the Knowledge of Seller, no such order is currently proposed or pending. None of Seller, any director, officer, employee or other Representative of Seller is subject to any investigation by any Governmental Entity or any enforcement, regulatory or administrative proceeding relating to or arising under any Law relating to the RP-3467 Program or any of the Transferred Assets, and, to the Knowledge of Seller, no such investigation or enforcement, regulatory or administrative proceeding has been threatened.

Section 3.11 Sanctions; Anti-Corruption.

(a) None of Seller or any of its employees, officers or directors, or, to the Knowledge of Seller, any of its other Representatives or any other Person acting on behalf of Seller, is (i) a Sanctioned Person, (ii) organized, resident or located in a Sanctioned Country, (iii) engaged in any unlawful dealings with any Sanctioned Person or in any Sanctioned Country, or (iv) otherwise in violation of Sanctions Laws that such persons are or have been subject to. Each Seller has policies and procedures that are reasonably designed to prevent, detect and deter violations of applicable Laws, including Sanctions Laws, Laws relating to the prevention of corruption and bribery, and Laws relating to the prohibition of money laundering, and has not received from any Governmental Entity any notice, inquiry or internal or external allegation, made any voluntary or involuntary disclosure to a Governmental Entity or conducted any internal investigation or audit concerning any actual or potential violation or wrongdoing related to Sanctions Laws in connection with the RP-3467 Program.

(b) None of Seller, or any of its Representatives acting on behalf of Seller, or, to the Knowledge of Seller, any other Person acting on behalf of Seller, has, in connection with the conduct of the RP-3467 Program:

(i) made, offered or promised to make or offer any payment, loan or transfer of anything of value, including any reward, advantage or benefit of any kind, to or for the benefit of any Foreign Government Official, candidate for public office, political party or political campaign, or any official of such party or campaign, for the purpose of: (A) influencing any act or decision of such Foreign Government Official, candidate, party or campaign or any official of such party or campaign; (B) inducing such Foreign Government Official, candidate, party or campaign, or any official of such party or campaign, to do or omit to do any act in violation of a lawful duty; (C) obtaining or retaining business for or with any person; (D) expediting or securing the performance of official acts of a routine nature; or (E) otherwise securing any improper advantage;

(ii) paid, offered or promised to pay or offer any bribe, payoff, influence payment, kickback, unlawful rebate, or other similar unlawful payment of any nature;

(iii) made, offered or promised to make or offer any unlawful contributions, gifts, entertainment or other unlawful expenditures;

(iv) established or maintained any unlawful fund of corporate monies or other properties;

(v) created or caused the creation of any false or inaccurate books and records of Seller related to any of the foregoing; or

(vi) materially violated any provision of any applicable anti-corruption or anti-bribery or similar Law.

Section 3.12 Brokers’ and Finders’ Fees. Except as listed on Section 3.12 of the Disclosure Schedule, Seller has not incurred, nor shall incur, directly or indirectly, any Liability for any brokerage or finder’s fee, agent’s commission, or any similar charge in connection with this Agreement, the Transaction Documents or the Transaction. Purchaser shall not be liable for any such fee, commission or similar charge.

Section 3.13 Absence of Certain Changes. Except as set forth on Section 3.13 of the Disclosure Schedule, since January 1, 2025, Seller has conducted the RP-3467 Program in the ordinary course of business consistent with prior practices in all material respects and there has not been any Material Adverse Effect with respect to the RP-3467 Program.

Section 3.14 Restrictions on Business Activities. Except as listed on Section 3.14 of the Disclosure Schedule, there is no Transferred Asset pursuant to which Purchaser or any Affiliate of Purchaser shall be or may become after the Closing (based on facts, circumstances or occurrences arising on or prior to the Closing) subject to any restriction on selling, licensing or otherwise commercializing any Transferred IP, other Transferred Asset or any RP-3467 Product.

Section 3.15 Material Contracts.

(a) Section 3.15 of the Disclosure Schedule sets forth a list of all of the following Contracts relating to the RP-3467 Program as of the date of this Agreement to which Seller or any of its Affiliates is bound (collectively, the “Material Contracts”):

(i) Contracts with any material customer or material supplier of Seller;

(ii) Contracts relating to any Clinical Trial;

(iii) Contracts to which any contract manufacturing organization is a party;

(iv) Contracts that (A) includes (1) any “most favored nations” terms or conditions, including with respect to pricing, (2) exclusivity obligations or limitations on the freedom or right of Seller to sell, distribute or manufacture any products or services for, or to purchase products or services from, another Person, or (3) any rights of first refusal, rights of first negotiation or similar obligations or restrictions, including such rights, obligations or restrictions which provide any right of first negotiation or refusal or similar right to purchase, lease, sublease, license, sublicense, use, possess or occupy any securities, assets (including Intellectual Property) or other interest of Seller, except non-exclusive rights or licenses of Intellectual Property granted by Seller in the ordinary course of business consistent with past practice, (B) contains any provision or covenant that limits, or purports to limit, the ability of Seller (or that, after the Closing, would purport to limit the ability of Purchaser or any of its Affiliates) to engage in any line of business (whether generally or in any geographic area) or compete with any Person or in any line of business or geographic area, or (C) is with any sole source supplier of any product or service that is used in, useful for, or otherwise related to the RP-3467 Program;

(v) Contracts that are either an Inbound License or Outbound License;

(vi) Contracts with a Governmental Entity, except for non-disclosure agreements entered into in the ordinary course of business consistent with past practice;

(vii) Contracts providing for or governing any joint venture, partnership, strategic alliance, research and development collaboration, or similar arrangement, or pertaining to the formation, creation, operation, management or control thereof;

(viii) Contracts with continuing obligations or interests involving (A) “milestone” or other similar contingent payments, including upon the achievement of development, regulatory or commercial milestones, or (B) payment of royalties or other amounts calculated based upon sales, revenue, income or similar measure of Seller;

(ix) Contracts involving a settlement, conciliation or similar arrangement with or approved by any Governmental Entity (A) pursuant to which Seller will be required after the date of this Agreement to pay any monetary obligations or (B) that contains material obligations or limitations on Seller’s conduct (other than customary confidentiality obligations);

(x) Contracts used in support of manufacturing Transferred Materials, including any contract manufacturing agreement, or similar agreement; and

(xi) Contracts under which Data included in the RP-3467 IND was generated.

(b) All of the Material Contracts are (i) valid and binding on Seller, and, to the Knowledge of Seller, each other party thereto, and (ii) in full force and effect and enforceable against Seller and, to the Knowledge of Seller, each other party thereto in accordance with their terms, subject only to the Enforceability Exceptions. As of the date hereof, neither Seller, nor, to the Knowledge of Seller, any of the other parties thereto, has violated or breached any provision of any Material Contract or committed or failed to perform any act which (with or without notice, lapse of time or both) would constitute a default under the provisions of any Material Contract, and no other event, circumstance or condition exists which (with or without notice, lapse of time or both) would constitute a default under the provisions of any Material Contract, and Seller has not delivered or received written notice of any of the foregoing. Seller has not delivered or received written notice of any intent to terminate, not renew or seek renegotiation of or a reversion of any rights under any Material Contract. Seller has not waived any material rights under any Material Contract. Seller has made available to Purchaser complete and correct copies of all Material Contracts in effect as of the date hereof.

Section 3.16 Insurance. Seller has made available to Purchaser a copy of all material insurance policies relating to the RP-3467 Program, RP-3467 Products or Transferred Assets. Seller maintains insurance coverage in such amounts and covering such risks as are in accordance with normal industry practice for companies in its industry of similar size and stage of development. All such insurance policies are in full force and effect, no notice of cancellation or material modification has been received by Seller (other than a notice in connection with ordinary renewals), and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder. There is no claim pending under any of Seller’s insurance policies as to which coverage has been denied or disputed by the underwriters of such policies.

Section 3.17 Transactions with Related Parties. All transactions and agreements entered into by Seller with any Related Party (including the Transaction Documents) have been (or, with respect to the Transaction Documents to be entered into after the date of this Agreement, will have been) made on arms’-length terms and conditions, which do not deviate from what would have been agreed between independent parties. No Related Party has or has had any interest in any material asset used in, useful for, or otherwise related to the RP-3467 Program.

Section 3.18 Fair Market Value. The Purchase Price contemplated to be received by Seller in connection with the Transaction and the other consideration provided for in this Agreement constitutes fair market value for the Transferred Assets of Seller as determined by Seller in good faith and through an arm’s-length negotiation. Seller is not selling the Transferred Assets for less than reasonably equivalent value and that the Transaction is being entered into in good faith and without intent to hinder, delay, or defraud any creditor.

Section 3.19 Full Disclosure. This Agreement (including the Disclosure Schedule) does not, and the other Transaction Documents will not: (a) contain any representation, warranty or information that is false or misleading with respect to any material fact; or (b) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants, to and for the benefit of Seller, that the following statements contained in this Article IV are true, correct and complete:

Section 4.1 Standing; Authority and Due Execution.

(a) Purchaser is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware.

(b) Purchaser has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and to consummate the Transaction. The execution and delivery by Purchaser of this Agreement and the performance of its obligations hereunder and the other Transaction Documents to which Purchaser is a party and the consummation by Purchaser of the Transaction have been duly authorized by all necessary corporate action on the part of Purchaser and no other corporate proceedings on the part of Purchaser are necessary to authorize the execution, delivery, and performance of this Agreement and such other Transaction Documents by Purchaser or to consummate the Transaction.

(c) This Agreement has been, and, upon execution and delivery, each other Transaction Document to which Purchaser is a party shall be, duly executed and delivered by Purchaser and, assuming due execution and delivery by the other parties hereto and thereto, constitutes, or upon execution and delivery shall constitute, the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, subject only to the Enforceability Exceptions.

Section 4.2 Non-Contravention. The execution and delivery by Purchaser of this Agreement and each other Transaction Document to which Purchaser is a party, do not, and the consummation of the Transaction by Purchaser and the performance of this Agreement and the other Transaction Documents to which Purchaser is a party by Purchaser will not, (a) conflict with or violate Purchaser’s Charter Documents or (b) assuming the making of all required filings and notifications under any applicable Law, and assuming the receipt of all clearances, approvals, authorizations, or waiting period expirations or terminations under each applicable Law, conflict with or violate any Laws applicable to Purchaser, except, in the case of each of clauses (a) and (b), as would not have a material adverse effect on Purchaser’s ability to consummate the Transaction, and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.

Section 4.3 Sufficiency of Funds. Purchaser has sufficient cash on hand or other sources of immediately available funds to pay the Purchase Price and to consummate the Transaction.

Section 4.4 Brokers’ and Finders’ Fees. Purchaser has not incurred, nor shall it incur, directly or indirectly, any Liability for any brokerage or finder’s fee, agent’s commission or any similar charge in connection with this Agreement, any other Transaction Document, or the Transaction.

Section 4.5 Tax Residency. Purchaser (i) is a non-resident of Canada for the purpose of Part IX of the Excise Tax Act (Canada) and a non-resident of Québec for the purpose of Title I of the Act respecting the Quebec sales tax, and (ii) is not registered under Subdivision D of Division V of Part IX of the Excise Tax Act (Canada) or under Division I of Chapter VIII of Title I of the Act respecting the Quebec sales tax.

ARTICLE V CERTAIN COVENANTS OF SELLER

Section 5.1 Restrictive Covenants.

(a) Restriction on Competition. Seller agrees that, during the Restricted Period, Seller shall not, and shall ensure that its Affiliates do not (except with Purchaser’s prior written consent), (i) engage directly or indirectly in Competition in any part of the Restricted Territory, or (ii) directly or indirectly be or become a member, stockholder, owner, co-owner, Affiliate, partner, promoter, or Representative of, for, or to, or acquire or hold any direct or indirect interest in, any other Person (including any division, parent company or Subsidiary thereof) that engages directly or indirectly in Competition in any part of the Restricted Territory; provided, however, that owning, as a passive investment, the voting securities of a public company that engages in Competition shall not be a violation of this Section 5.1(a) if: (x) such securities are actively traded on an established securities market; (y) the number of voting securities of such company that are owned beneficially by Seller, together with the number of voting securities of such company that are owned beneficially by Affiliates of Seller, represent, in the aggregate, less than five percent (5%) of the total number of outstanding voting securities of such company; and (z) neither Seller nor any of its Affiliates shall be otherwise associated directly with such company or with any Affiliate of such company in a manner that otherwise violates this Section 5.1(a).

(b) Third Party Acquirer of Seller. If Seller or any of its Affiliates (each a “Seller Entity”) is acquired or otherwise becomes controlled by a third party (a “Third-Party Acquirer”), then (a) each such Seller Entity shall remain subject to and bound by all of the provisions of this Agreement (including the obligations and restrictions set forth in Section 5.1(a) and this Section 5.1(b)) during the Restricted Period, no portion of the assets, properties or business of the Seller Entities acquired or otherwise controlled by the Third-Party Acquirer (or the Third-Party Acquirer’s pre-acquisition Affiliates) shall be used to engage in Competition in the Restricted Territory (other than as permitted by Section 5.1(a)).

(c) Confidentiality.

(i) Seller shall, and shall cause its respective Affiliates and Representatives to, keep confidential and not publish or otherwise disclose to a Third Party and not use, directly or indirectly, for any purpose, any Confidential Information, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement or any other Transaction Documents. Notwithstanding the foregoing, the confidentiality and non-use obligations under this Section 5.1(c) shall not extend to any Confidential Information that:

(A) is or hereafter becomes publicly available by public use, publication (including by a Third Party), general knowledge or the like through no wrongful act, fault or negligence on the part of Seller in breach of this Agreement;

(B) is subsequently received by Seller from a Third Party who is not bound by any obligation of confidentiality with respect to such information; or

(C) can be demonstrated by documentation or other competent evidence to have been independently developed by or for Seller after the Closing without reference to the Confidential Information.

(ii) Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the receiving Party merely because the Confidential Information is embraced by more general information that is publicly available or in the possession of the receiving Party. Further, any combination of Confidential Information shall not be considered publicly available or in the possession of the receiving Party merely because individual elements of such Confidential Information are publicly available or in the possession of the receiving Party unless the combination and its principles are publicly available or in the possession of the receiving Party.

(d) Permitted Disclosures. Seller may disclose Confidential Information to the extent that such disclosure is:

(i) made in response to a valid Order of a court of competent jurisdiction or other Governmental Entity of competent jurisdiction or, if in the reasonable opinion of Seller’s outside legal counsel, such disclosure is otherwise required by applicable Law; provided, however, that to the extent practicable and not otherwise prohibited by applicable Law, Seller shall first have given notice to Purchaser and given Purchaser (A) a reasonable opportunity to quash such Order or to obtain a protective order or confidential treatment requiring that such Confidential Information be held in confidence by such court or other Governmental Entity or, if disclosed, be used only for the purposes for which the Order was issued and (B) a right to review and comment upon such disclosure, which comments shall be considered in good faith by Seller; and provided, further that the Confidential Information so disclosed shall be limited to that information which is legally required to be disclosed in response to such Order or Law; or

(ii) made in accordance with Section 6.2.

(e) Acknowledgements. Seller hereby agrees and acknowledges that (i) the restrictions imposed upon Seller under this Section 5.1 are reasonable and necessary to protect Purchaser’s legitimate business interests and the goodwill of the RP-3467 Program and the Transferred Assets; (ii) the geographic scope of the Restricted Territory is reasonable and necessary to protect Purchaser’s legitimate business interests; (iii) the restrictions contained in this Section 5.1 are fair and reasonable under the circumstances and do not limit fair competition; (iv) the duration, area, and scope of the covenants contained in this Section 5.1 have been considered by Seller and Seller has received independent legal counsel with respect thereto; and (v) Seller has received sufficiently high consideration and other benefits as a result of the Transaction, and such consideration and other benefits justify the covenants contained in this Section 5.1.

Section 5.2 No Continuation of Alternative Transactions. Promptly following the date of this Agreement, Seller shall, with respect to any Person that entered into a confidentiality agreement in connection with an any similar transaction or alternative to the Transactions contemplated hereunder, other than a transaction with respect to the Excluded Assets or the Excluded Liabilities (an “Alternative Transaction”) at any time within the twelve (12)-month period immediately preceding the date of this Agreement (other than Purchaser and its Affiliates), (i) request in writing the prompt return or destruction of all non-public information concerning Seller or the RP-3467 Program furnished to any such Person, (ii) cease providing any further information with respect to Seller, the RP-3467 Program or any Alternative Transaction to any such Person or its Representatives and (iii) terminate all access granted to any such Person and its Representatives to any physical or electronic data room (or any other diligence access). For the avoidance of doubt, any acquisition by Xeno Purchaser of the issued and outstanding shares of Seller pursuant to the Arrangement Agreement shall not constitute an Alternative Transaction.

Section 5.3 Assistance with Transfer; Release of Liens.

(a) Following the Closing, Seller shall (i) assist Purchaser in the execution of the Transfer Plan pursuant to this Section 5.3, (ii) provide Purchaser with reasonable access, during normal business hours, and upon reasonable advance notice, to (A) the books and records of Seller relating to the Transferred Assets and the Assumed Liabilities with respect to periods or occurrences prior to the Closing Date, and (B) officers, employees and independent contractors of Seller, and (iii) provide reasonable access to and facilitate communications with Seller’s contract manufacturers to enable Purchaser to obtain from such contract manufacturers the supply of RP-3467 Products or components thereof.

(b) At or following the Closing, Seller shall transfer the Transferred Assets as required by applicable Laws and the terms and conditions of this Agreement, including in accordance with the transfer procedures and timelines set forth in Exhibit D (the “Transfer Plan”) and comply with Seller’s obligations thereunder. Following the Closing, Seller shall reasonably cooperate in all respects with Purchaser in connection with the transfer of the Transferred Assets, including (i) assisting Purchaser with the transfer of the Transferred Assets, (ii) providing any information requested by Purchaser related to the Transferred Assets and (iii) facilitating access to any Data generated in connection with the RP-3467 Program by a third party pursuant to a Contract that is not a Transferred Contract. In addition, upon or during the six (6)-month period following the Closing, Purchaser and Seller shall send a letter of authorization for the disclosure, access or transfer of the Transferred Assets in a form reasonably acceptable to the Parties to such vendors and counterparties reasonably requested by Purchaser.

(c) Seller shall take such actions (and Seller shall bear all Expenses) as may be necessary to facilitate the release at or prior to the Closing of any Liens (other than Permitted Liens) on the Transferred Assets.

(d) Notwithstanding anything to the contrary in this Section 5.3 or the Transfer Plan, with respect to any Transferred Asset that consists of Personal Information, the Parties agree that (i) all such Transferred Assets will be deemed to have been transferred to Purchaser only once such Transferred Assets have been received by and are in the actual possession and control of Purchaser and that such reception by Purchaser will take place outside of Quebec and (ii) Seller remains the controller of any such Personal Information until it has been received by Purchaser outside of Quebec. The Parties further agree that, if and to the extent applicable Privacy Laws require that Seller conduct a privacy impact assessment prior to the transfer of any Personal Information from Seller to Purchaser, Seller has the obligation to conduct such privacy impact assessment.

Section 5.4 Recordations and Filings. Following the Closing, Seller will cooperate with Purchaser to transfer and record the transfer of the Transferred Patents owned by Seller, including recording the Patent Assignment Agreements and executing any powers of attorney reasonably requested by Purchaser to effectuate such transfer and recording.

Section 5.5 No Transfer of Employees. For the avoidance of doubt, the Transaction shall not in any way: (a) create any third-party beneficiary rights or other claims, benefits or rights in any current or former employee, director, consultant or independent contractor, or individual service provider of Seller (including any dependent or beneficiary thereof) or any other person (including former Program Employees and Program Consultants) other than the Parties to this Agreement; or (b) impact or affect the employment or similar service provider relationships between Seller and its employees or independent contractors. Seller shall be solely responsible, and Purchaser shall have no obligations whatsoever for, any compensation or other amounts payable to any current or former employees, contractors or other service providers of Seller (including former Program Employees and Program Consultants), including hourly pay, commission, bonus, salary, accrued vacation, fringe, pension or profit sharing benefits, severance pay, termination pay, reasonable notice or statutory notice entitlements, and the satisfaction of all claims under the Employee Plans, including for medical, dental, life insurance, health accident or disability benefits, and Seller shall pay all such amounts to all persons entitled thereto as and when they become due. For clarity, Seller agrees that the Transferred Assets do not constitute a continuity of an undertaking by Purchaser and that sections 2097 of the Civil Code of Quebec and 97 of the Act Respecting Labour Standards (Quebec) are not applicable to the Transaction.

Section 5.6 No Challenge to Adequacy of Consideration. Seller covenants and agrees that neither it nor any of its Affiliates, Representatives, successors or assigns shall assert or support any claim, in any Legal Proceeding or otherwise, that the Purchase Price and other consideration provided under this Agreement were not fair market value, were inadequate or constituted less than reasonably equivalent value. Seller further agrees that it will not seek to unwind, rescind, or challenge the validity of this Agreement on the basis of any such assertion.

ARTICLE VI CERTAIN COVENANTS OF THE PARTIES

Section 6.1 Filings and Consents. The Parties shall use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Law to consummate the Transaction, and Seller shall provide all notices to, make all filings with and use commercially reasonable efforts to obtain all authorizations, consents, modifications, waivers or approvals from, any Governmental Entity or other Person that is set forth on Section 3.2(a) or Section 3.2(b) of the Disclosure Schedule or as otherwise may be reasonably requested by Purchaser or required in connection with the consummation of the Transaction.

Section 6.2 Announcements and Public Filings.

(a) Except as may be required by applicable Law or the rules and regulations of any national securities exchange or securities quotation system, Seller shall not issue a press release or any other public announcement with regard to this Agreement or the Transaction without Purchaser’s prior written consent. Prior to issuing any such required announcement, Seller shall provide Purchaser with an opportunity to review and comment on any such draft announcement and, shall consider any comments from Purchaser in good faith.

(b) If either Party is required to file a copy of this Agreement or any other Transaction Document as an exhibit to any filing with the SEC, the AMF or any other Governmental Entity, then (i) the Parties agree to request confidential treatment for the commercially sensitive portions of this Agreement or any other Transaction Document to be so filed and (ii) the Party required to make such a filing shall prepare a draft thereof for the other Party’s review and comment, including a proposed redacted version thereof to be filed as an exhibit to such draft, if such filing includes disclosure of this Agreement or any other Transaction Document and their respective terms. Such draft filing and proposed redacted version of this Agreement shall be provided to the other Party reasonably in advance of the deadline for such filing, and the other Party shall promptly provide their respective input in a reasonable manner in order to allow the Party seeking disclosure to file within the timelines proscribed by the regulations of the SEC, the AMF or other applicable Governmental Entity, which input the Party seeking such disclosure will consider in good faith. The Party seeking such disclosure will exercise commercially reasonable efforts to obtain confidential treatment for the commercially sensitive portions of this Agreement or any other Transaction Document from the SEC, the AMF or other applicable Governmental Entity as represented by the redacted version reviewed by the other Party.

Section 6.3 Tax Matters.

(a) Except for any Withholding Taxes which may be withheld by Purchaser or its Affiliates in accordance with Section 2.7, all amounts to be paid by Purchaser to Seller or otherwise pursuant this Agreement are stated inclusive of any applicable goods and services Tax, harmonized sales Tax, Quebec sales Tax, value-added Tax, sales and use Tax, stamp duty, customs or import Tax, service Tax, surtax and any similar Taxes (herein collectively referred to as “Transaction Taxes”), which Transaction Taxes shall be borne by Seller. Purchaser and Seller shall, upon the reasonable written request of either Party, reasonably cooperate to minimize the amount of Transaction Taxes that shall be payable as a result of or in connection with the Transaction. Notwithstanding the foregoing, if any Transaction Taxes are payable in respect of any payments for which Purchaser may seek reimbursement from any Person, Purchaser shall use commercially reasonable efforts to seek such reimbursement and promptly pay Seller any Transaction Taxes in respect of which Purchaser received such reimbursement.

(b) Each Party shall use commercially reasonable efforts to cooperate, as and to the extent reasonably requested by the other Party, and shall retain and, upon the other Party’s request, furnish or cause to be furnished to the other Party, as promptly as practicable, such information and assistance relating to the Transferred Assets as is reasonably necessary for financial reporting, the preparation and filing of any Tax Return or financial statement, claim for any Tax exemption or refund or other required or optional filings relating to Tax matters, for the preparation for any Tax audit, for the preparation for any Tax protest, or for the prosecution or defense of any suit or other proceeding relating to Taxes.

(c) The Parties shall, upon the reasonable request of either Party, promptly do such reasonable acts as are necessary, and otherwise cooperate with each other, to determine whether the rules in sections 237.3 or 237.4 of the ITA (and under the counterpart provisions of any applicable corresponding Canadian provincial or territorial tax legislation or any other rules of similar effect) (the “Mandatory Reporting Rules”) may apply in connection with this Agreement. Each Party agrees to notify the other Party if it determines that any transaction contemplated by this Agreement, or any transaction that may be considered part of the same series of transactions as a transaction contemplated by this Agreement, is required to be reported pursuant to the Mandatory Reporting Rules or if such Party otherwise intends to file any information returns in connection with this Agreement pursuant to the Mandatory Reporting Rules. Each Party agrees, to the extent possible, to share a draft of any such filing (subject to redactions of solicitor-client privileged information) with the other Party no later than fifteen (15) Business Days prior to the due date for such filing and to consider in good faith any changes requested by the other Party prior to the due date to any such filing. Notwithstanding the foregoing, no Party shall be under any obligation not to report a transaction that it determines, acting reasonably, to be subject to a reporting requirement pursuant to the Mandatory Reporting Rules.

Section 6.4 Non-Assignable Assets; Further Assurances.

(a) Subject to Section 6.4(b) with respect to Transferred IP, notwithstanding anything to the contrary contained in this Agreement, if the conveyance, assignment, transfer or delivery or attempted conveyance, assignment, transfer or delivery to Purchaser of any of the Transferred Assets (i) is prohibited by applicable Law or (ii) would require any authorizations, approvals, consents or waivers from another Person to convey, assign, transfer or deliver such asset, and such authorizations, approvals, consents or waivers have not been obtained prior to the Closing (each, a “Non-Assignable Asset”), the Closing shall not constitute the conveyance, assignment, transfer or delivery of such Non-Assignable Asset, and this Agreement shall not constitute a conveyance, assignment, transfer or delivery of such Non-Assignable Asset unless and until such authorization, approval, consent or waiver is obtained. After the Closing, Seller shall (A) maintain such Non-Assignable Asset for at least six (6) months and (B) use commercially reasonable efforts and cooperate with Purchaser, without additional consideration, at Purchaser’s sole option and on a Non-Assignable Asset by Non-Assignable Asset basis, to (1) obtain any such authorization, approval, consent or waiver as promptly as practicable, and thereafter assign (at no additional cost) such Non-Assignable Asset to Purchaser, (2) if such Non-Assignable Asset is a Transferred Contract, amend or modify such Transferred Contract in a form reasonably acceptable to Purchaser to facilitate its assignment to Purchaser or (3) if such Non-Assignable Asset is a Transferred Contract, facilitate an introduction of Purchaser to the contractual counterparty(ies) to such Transferred Contract. Pending such assignment, amendment, modification or introduction, Seller shall cooperate with Purchaser or its designees in any commercially reasonable arrangement designed to provide Purchaser or its designee with all of the rights and benefits of the Non-Assignable Assets after the Closing as if Purchaser owned such Non-Assignable Assets.

(b) Solely to the extent the transfer or assignment of any Transferred IP may not be fully effective for any reason, Seller hereby grants Purchaser an exclusive, world-wide, royalty-free, fully paid-up, and fully transferable license, with the rights to grant sublicenses through multiple tiers, under such Transferred IP, to research, develop, manufacture and commercialize the RP-3467 Products and conduct the RP-3467 Program for the maximum period of time of protection of the rights provided by applicable Law, for the consideration included in the Purchase Price. Without limiting any other rights or remedies that may be available to Purchaser, Purchaser hereby accepts this license.

(c) After the Closing Date each of the Parties will execute and deliver, or cause to be executed and delivered (without any additional consideration), (i) such assignments, deeds, bills of sale and other instruments of transfer as Purchaser may reasonably request in order to effect or further evidence the sale and assignment of the Transferred Assets to Purchaser or the retention of the Excluded Assets by Seller, and (ii) such assumption agreements and other instruments of assumption as any Party may reasonably request in order to effect or further evidence the assumption of the Assumed Liabilities, or to obtain releases of the Parties, as applicable from any Liability with respect to the Assumed Liabilities or Excluded Liabilities, as applicable.

Section 6.5 License. Without limiting Seller’s obligation to transfer and assign the applicable Transferred IP and Transferred Materials, Seller hereby grants Purchaser a non-exclusive, worldwide, fully transferable, royalty-free, full paid-up, license, with the right to grant sublicenses through multiple tiers, under any other Patents Rights, Know-How and Materials owned or controlled by Seller as of the Closing that may be used in or related to the research, development, manufacturing, or commercialization of the RP-3467 Products or the conduct of the RP-3467 Program.

Section 6.6 Delivery of Copy of Data Room. No more than five (5) days after the date of this Agreement, Seller shall deliver or cause to be delivered to Purchaser, on one or more USB electronic storage devices, a true, correct and complete electronic copy of the Data Room as of the date of this Agreement, which shall include all documents and other materials included in the Data Room and made available to Purchaser as of the date of this Agreement.

Section 6.7 Ownership of Purchased Assets. From and after the Closing, Purchaser shall have the exclusive right to represent itself as the owner of the Transferred Assets; provided, however, that such representations shall not in any manner attempt to convey that Purchaser is acting for or on behalf of Seller or that Seller is not still the owner of the Excluded Assets.

Section 6.8 RP-3467 Clinical Trial. To the extent the wind-down of the RP-3467 Clinical Trial is not completed as of the Closing Date, Seller shall cooperate with Purchaser to transition sponsorship of the RP-3467 Clinical Trial to Purchaser, including promptly transferring the relevant IND to Purchaser upon Purchaser’s request, and shall (a) conduct all wind-down activities requested by Purchaser related to the RP-3467 Clinical Trial in accordance with applicable Laws, (b) facilitate Purchaser’s reasonable access to and communications with the trial sites and investigators in connection with the RP-3467 Clinical Trial, as requested by Purchaser, and (c) conduct the activities required in the Transfer Plan at its own cost and provide Purchaser with Seller’s inventory of RP-3467 Product as well as all patient samples, raw data, analysis and other deliverables related to the RP-3467 Clinical Trial required under the Transfer Plan.

Section 6.9 Transferred Personal Information.

(a) Purchaser covenants and agrees: (i) to use and disclose the Transferred Personal Information solely for those purposes that relate to the Transaction and the purposes set forth under 1)a)i)(1), (ii) not to disclose the Transferred Personal Information to any Person without the consent of the Person concerned, except for the purposes set forth under 1)a)i)(1), and (iii) to protect the Transferred Personal Information by maintaining security safeguards appropriate to the sensitivity of such information.

(b) Following the Closing, each of the Parties covenants and agrees to: (1) use and disclose the Transferred Personal Information under its control solely for the purposes for which that Transferred Personal Information was collected or permitted to be used or disclosed before the Closing, (ii) protect the Transferred Personal Information by maintaining security safeguards appropriate to the sensitivity of such information, and (iii) give effect to any withdrawal of consent made in respect of the Transferred Personal Information.

Section 6.10 Pre-IND Transfer Obligations. Seller shall, through the date the RP-3467 IND is fully transferred from Seller to Purchaser (as reflected by all required documents including the Parties’ submission of the IND transfer notifications), continue to timely submit all Regulatory Documents as required to (a) comply with Healthcare Laws (including the timely submission of all Adverse Event and other safety reports to FDA), (b) maintain as effective the RP-3467 IND, or (c) otherwise lawfully own, lease or otherwise hold and operate the RP-3467 Program assets and conduct the RP-3467 Program. All such submissions will be true, correct, and complete in all material respects.

Section 6.11 Wrong Pockets. If, following the Closing, any Excluded Asset or Excluded Liability is inadvertently transferred from Seller to Purchaser, Purchaser shall execute, deliver and record (where appropriate) any and all instruments or other documents of transfer, conveyance and assignment, or amend or correct any such existing instruments or documents, and take such other action as Seller may reasonably request, as may be necessary or advisable to effect or evidence the transfer of such Excluded Assets or Excluded Liabilities to Seller in accordance with the terms of this Agreement. If any Transferred Asset or Assumed Liability is inadvertently retained by Seller, Seller shall execute, deliver and record (where appropriate) any and all instruments or other documents of transfer, conveyance and assignment, or amend or correct any such existing instruments or documents, and take such other action as Purchaser may reasonably request, as may be necessary or advisable to effect or evidence the transfer of such Transferred Assets or Assumed Liability to Purchaser (or to any Person as directed by Purchaser) in accordance with the terms of this Agreement.

Section 6.12 Maintenance of Books and Records; Seller’s Access. Until the earlier of the five (5) year anniversary of the Closing Date or any dissolution of Seller, (a) Purchaser agrees to retain (and to cause its Affiliates to retain) and make available all data and books and records received from Seller for inspection and copying by Seller or its Representatives at Seller’s expense, upon reasonable request and upon reasonable notice; provided, that such data and books and records shall be made available only to the extent such availability is required for Seller to comply with a requirement of Law, this Agreement, the other Transaction Documents or to enable Seller to defend against, respond to, or otherwise participate in any litigation, investigation, audit process, subpoena or other proceeding related to the RP-3467 Program, and (b) no such data and other books and records shall be destroyed by Purchaser without giving thirty (30) days’ prior written notice to Seller to permit Seller, at Seller’s sole cost, to duplicate or take possession of any such data, books and records. Any such access by Seller shall not unreasonably interfere with the conduct of the businesses of Purchaser and its Affiliates. Any information provided to Seller pursuant to this Section 6.12 shall be deemed to be Confidential Information.

ARTICLE VII INDEMNIFICATION

Section 7.1 Indemnification by Seller. Subject to the limitations set forth herein, from and after the Closing, Seller shall be liable for, and shall indemnify Purchaser, Purchaser’s Affiliates and each of their respective stockholders, members, and Representatives (the “Purchaser Indemnitees”) against, and hold them harmless from, any and all Damages resulting from or arising in connection with:

(a) any breach of any Seller Fundamental Representation in this Agreement or in any certificate delivered pursuant to this Agreement to the extent related thereto;

(b) any breach of any representation or warranty made by Seller, other than a Seller Fundamental Representation, in this Agreement or in any certificate delivered to this Agreement to the extent related thereto;

(c) any breach of any obligation, covenant, or agreement of Seller contained in this Agreement;

(d) regardless of the disclosure of any matter set forth on the Disclosure Schedule, (i) any Liability of or with respect to Seller or any Affiliate thereof for any income or other Tax, (ii) any Tax relating to the Excluded Assets or Excluded Liabilities of Seller for any taxable period, (iii) any Tax imposed on or with respect to any Purchaser Indemnitee with respect to any Transferred Asset or the RP-3467 Program for any Pre-Closing Tax Period (including, for avoidance of doubt, any Pre-Closing Straddle Period Property Taxes), or (v) any Tax of Seller or any other Person for any taxable period by reason of (A) being a member of a consolidated, combined, unitary or affiliated group prior to the Closing that includes Seller or any of its present or past Affiliates, (B) a Tax sharing, Tax indemnity or similar agreement entered into by Seller or any of its present or past Affiliates (other than this Agreement) prior to the Closing, or by reason of transferee or successor liability arising at Law from a past or present connection to Seller or any of its Affiliates, or (C) in respect of a transaction undertaken prior to the Closing by Seller or any of its present or past Affiliates (including the Transaction), in the case of each of clauses (i) through (v);

(e) any Fraud by or on behalf of Seller;

(f) any Excluded Asset or Excluded Liability;

(g) regardless of the disclosure of any matter set forth on the Disclosure Schedule, any Legal Proceeding or Liability arising from any Employee Matter, in each case arising prior to or after the Closing; and

(h) any Legal Proceeding or Liability arising from Seller’s failure to conduct a privacy impact assessment prior to the transfer of any Personal Information from Seller to Purchaser.

Section 7.2 Indemnification by Purchaser. Subject to the limitations set forth herein, from and after the Closing, Purchaser shall be liable for, and shall indemnify Seller, Seller’s Affiliates and each of their respective stockholders, members, and Representatives (the “Seller Indemnitees”) against, and hold them harmless from, any and all Damages resulting from or arising in connection with:

(a) any breach of any representation or warranty made by Purchaser in this Agreement or in any certificate delivered pursuant to this Agreement;

(b) any breach of any obligation, covenant, or agreement of Purchaser contained in this Agreement; and

(c) any Assumed Liability.

Section 7.3 Certain Limitations and Offsets.

(a) The Purchaser Indemnitees shall not be entitled to recover for claims made under Section 7.1(b), in the aggregate, in excess of the Holdback Amount. In no event shall Seller’s aggregate liability to the Purchaser Indemnitees for indemnification claims pursuant to or arising from Section 7.1 exceed the total amount of the Purchase Price actually received at any time under this Agreement (for the avoidance of doubt, including from any release of the Holdback Fund and from any Transfer Completion Payment); provided that, there shall be no limitation of liability with respect to claims pursuant to or arising from Section 7.1(e) or Section 7.1(f). In no event shall Purchaser’s aggregate liability to the Seller Indemnitees for indemnification claims pursuant to or arising from Section 7.2, exceed an amount equal to the Purchase Price actually paid at any time under this Agreement.

(b) Purchaser shall have the right to withhold, subject to the limitations set forth in Section 7.3(a), the amount of any claims for indemnifiable Damages by any Purchaser Indemnitee made pursuant to and in accordance with Article VII from, and set-off any such amounts against, the Transfer Completion Payments. Such amounts withheld shall not exceed Purchaser’s good faith determination of the indemnifiable Damages then subject to outstanding unresolved or unpaid claims made by any Purchaser Indemnitee pursuant to Article VII at the time of any applicable payment from which such set-off is made, and such right of withholding and set-off shall not prejudice or otherwise limit Purchaser’s other rights and remedies under this Agreement.

Section 7.4 Survival of Representations, Warranties, and Covenants. The representations, warranties, covenants, and agreements contained in this Agreement and in any certificate delivered pursuant to this Agreement shall survive as follows:

(a) the representations and warranties in Article III (other than the Seller Fundamental Representations) and Article IV, and the right of any Indemnified Party to seek indemnification in connection with a breach thereof in accordance with this Article VII, shall survive the Closing until the date that is twelve (12) months after the Closing Date;

(b) the Seller Fundamental Representations, and the right of any Indemnified Party to seek indemnification in connection with a breach thereof in accordance with this Article VII, shall survive the Closing until the later of (i) the date that is sixty (60) days after the expiration of the longest statute of limitations (as such statute of limitations pertains to the subject matter thereof or to the ability of Purchaser or any third party to make a claim relating to a breach thereof, whichever is later) or (ii) the date that is three (3) years after the Closing Date;

(c) all obligations, covenants, and agreements contained in this Agreement, and the right of any Indemnified Party to seek indemnification in connection with a breach thereof in accordance with this Article VII, shall survive the Closing until the date that is sixty (60) days after the expiration of the longest statute of limitations (as such statute of limitations pertains to the subject matter thereof or to the ability of Purchaser or any third party to make a claim relating to a breach thereof, whichever is later); and

(d) any claim based on fraud will survive the Closing until the date that is sixty (60) days after the expiration of the longest statute of limitations (as such statute of limitations pertains to the subject matter thereof or to the ability of Purchaser or any third party to make a claim relating to a breach thereof, whichever is later).

Section 7.5 Termination of Indemnification. No Indemnifying Party shall have liability hereunder for Damages with respect to any representation, warranty, covenant, or agreement, unless a claim in writing for indemnification in respect thereof has been delivered to such Indemnifying Party by the Indemnified Party in accordance with Section 7.7 prior to the expiration of the survival periods set forth in Section 7.4 with respect to the representation, warranty, covenant, or agreement to which they pertain. Notwithstanding any provision to the contrary contained in this Agreement, an Indemnifying Party’s indemnification obligation under this Article VII shall continue as to any matter as to which a claim for indemnification is submitted in writing to the Indemnifying Party prior to the relevant expiration date in accordance with Section 7.7 and any such representation, warranty, covenant, or agreement subject to such indemnification claim shall continue to survive until such time as the matter is resolved.

Section 7.6 Nature of Remedies.

(a) Except as otherwise provided in Section 7.6(c), the Parties acknowledge that their sole and exclusive monetary remedy after the Closing with respect to any claims relating to, arising under, or resulting from this Agreement, and the sole and exclusive monetary remedy available to any Purchaser Indemnitee or Seller Indemnitee after the Closing with respect to any claims relating to, arising under, or resulting from this Agreement, shall be pursuant to the indemnification provisions set forth in this Article VII; provided, that notwithstanding the foregoing, nothing in this Section 7.6 shall limit the right of any Party to pursue an action for or to seek remedies with respect to claims for fraud. Subject to Section 8.9, in furtherance of the foregoing, each Party hereby waives, from and after the Closing, to the fullest extent permitted under applicable Law, any rights, claims, and causes of action for Damages it may have against the other Parties arising under this Agreement or any certificate delivered in connection herewith, except pursuant to the indemnification provisions set forth in this Article VII.

(b) To the extent permitted by applicable Law, payments made in respect of Damages under this Agreement shall be treated by all Parties as adjustments to the aggregate consideration paid for the Transferred Assets.

(c) In calculating the amount of Damages suffered or incurred by a Party for which indemnification is sought hereunder, there shall be deducted the amount of any insurance actually paid to such Party as a result of any such Damages (net of any increase in premiums actually imposed by the applicable insurance carrier as a result of the occurrence of such Damages, the impact of any applicable deductibles, and all costs and Expenses incurred in recovering such insurance proceeds). The Parties acknowledge and agree that there shall not be any duplicative recovery for any Damages arising from the same facts and circumstances.

(d) Notwithstanding any other provision of this Agreement, for purposes of calculating Damages hereunder and for purposes of determining the failure of any representations or warranties to be true, correct and complete, any materiality qualifications shall be disregarded.

(e) The right of indemnification provided under this Article VII and any other remedy based on the representations, warranties, covenants, and agreements contained in this Agreement shall not be affected by any investigation conducted at any time, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the Closing Date, with respect to the accuracy or inaccuracy of, or compliance or noncompliance with, any such representation, warranty, covenant, or agreement.

Section 7.7 Procedures.

(a) Third-Party Claims.

(i) A Person (the “Indemnified Party”) seeking any indemnification provided for under this Article VII in respect of, arising out of, or involving a claim made by any third Person against the Indemnified Party (a “Third-Party Claim”) shall notify the Person obligated to provide indemnification under this Article VII (the “Indemnifying Party”) in writing of such Third-Party Claim promptly (but no later than thirty (30) calendar days after receiving notice of the Third-Party Claim) following receipt by such Indemnified Party of written notice of such Third-Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided under this Agreement except to the extent the Indemnifying Party shall have actually been materially prejudiced as a result of such failure and then only to the extent of such prejudice. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, following the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to such Third-Party Claim.

(ii) If a Third-Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to assume the defense thereof by written notice to the Indemnified Party within twenty (20) Business Days after the Indemnifying Party’s receipt of the notice of such Third-Party Claim contemplated by Section 7.7(a)(i) with counsel selected by the Indemnifying Party that is reasonably acceptable to the Indemnified Party (acceptance of which shall not be unreasonably withheld, conditioned or delayed); provided, that notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume control of such defense, compromise or settlement of any such Third-Party Claim and, instead, shall pay the reasonable legal fees, costs, and Expenses of counsel retained by the Indemnified Party if (A) the claim for indemnification relates to or arises in connection with any criminal or other proceeding, action, indictment, allegation, or investigation by a Governmental Entity, (B) the claim seeks an injunction or equitable relief against the Indemnified Party, (C) the Indemnifying Party failed or is failing to reasonably prosecute or defend such claim and such claim, together with all other then outstanding and unresolved claims, could reasonably be expected to give rise to Damages that are more than the remaining amount indemnifiable by such Indemnifying Party with respect to such claims pursuant to this Article VII, (D) in the Indemnified Party’s reasonable judgment based upon a written opinion from such Indemnified Party’s counsel, a conflict of interest between the Indemnified Party and the Indemnifying Party exists with respect to the claim, (E) the claim is by a customer, supplier or licensor, the loss of the commercial relationship with whom would be material to the Indemnified Party or the RP-3467 Program, or (F) the Third-Party Claim seeks monetary damages and the sum of the amount of the monetary damages would reasonably be expected to be greater than the maximum amount from which the Indemnifying Party is required to indemnify the Indemnified Party pursuant to this Article VII.

(iii) If the Indemnifying Party assumes the defense of a Third-Party Claim, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees, costs, and Expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof, including in respect of a Third-Party Claim, the defense of which the Indemnifying Party was not entitled to assume or continue in accordance with the proviso of the first sentence of Section 7.7(a)(ii). If the Indemnifying Party assumes the defense of a Third-Party Claim, all the Indemnified Parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third-Party Claim and making employees available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder, and the Indemnified Party shall keep the Indemnifying Party reasonably informed regarding the status of any such Third-Party Claim. No Party shall admit any liability with respect to, or settle, compromise, or discharge any Third-Party Claim without the other applicable Parties’ prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). The Indemnified Party shall not agree to any settlement, compromise, or discharge of a Third-Party Claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld; provided, that the Indemnifying Party shall be deemed to consent to any such compromise or settlement if it does not respond to notice of such proposed compromise or settlement within thirty (30) Business Days.

(iv) The indemnification with respect to an Indemnifying Party’s obligation to pay legal fees and other costs and Expenses of defense of a Third-Party Claim required by this Article VII shall be made by periodic payments of the amount thereof during the course of the investigation or defense of such Third-Party Claim, as and when bills are received.

(v) All claims under this Article VII other than Third-Party Claims shall be governed by Section 7.7(b).

(b) Direct Claims. Other than claims for equitable relief made pursuant to Section 8.8, if any Indemnified Party should have a claim against any Indemnifying Party under this Article VII that does not involve a Third-Party Claim being asserted against or sought to be collected from such Indemnified Party (any such claim, a “Direct Claim”), the Indemnified Party shall deliver notice of such Direct Claim with reasonable promptness (but no later than thirty (30) calendar days following the Indemnified Party becoming aware of such claim) to the Indemnifying Party (which notice shall set forth in reasonable detail the basis upon which such Indemnified Party believes it is entitled to indemnification pursuant to this Article VII and the estimated amount of Damages, if reasonably practicable, it is seeking recovery from the Indemnified Party); provided, that the failure to give such notification shall not affect the indemnification provided under this Agreement except to the extent the Indemnifying Party shall have actually been materially prejudiced as a result of such failure and then only to the extent of such prejudice. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) calendar days following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnified Party under the applicable provisions of this Article VII, such Direct Claim specified in such notice shall be conclusively deemed a liability of the Indemnifying Party under the applicable provision of this Article VII, and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the Direct Claim (or any portion thereof) is estimated, on such later date when the amount of such Direct Claim (or such portion thereof) becomes finally determined. If the Indemnifying Party has timely disputed its liability with respect to such Direct Claim as provided above, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute within the thirty (30) calendar day period after the Indemnifying Party delivers notice of such dispute, and, if not resolved through negotiations within the thirty (30) calendar day period, then either Party may initiate a litigation in an appropriate court of competent jurisdiction with respect to the subject matter of such Direct Claim in accordance with this Agreement.

Section 7.8 Sources of Recovery. Upon a final determination (whether by mutual agreement or in any settlement or final non-appealable resolution pursuant to Section 7.7) of liability under this Article VII, (a) if any amount is determined to be owed by Seller to any Purchaser Indemnitee, (i) Purchaser shall be entitled to withhold and retain such amount first from the Holdback Fund and (ii) if the amount available in the Holdback Fund is insufficient to cover the full amount owed by Seller, such amount shall be satisfied by direct payment by Seller within five (5) Business Days after the date of such final determination, by wire transfer of immediately available funds to a bank account designated in writing by such Purchaser Indemnitee; and (b) if any amount is determined to be owed by Purchaser to any Seller Indemnitee, such amount shall be satisfied by direct payment by Purchaser within five (5) Business Days after the date of such final determination, by wire transfer of immediately available funds to a bank account designated in writing by such Seller Indemnitee. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Agreement, the Indemnifying Party shall nevertheless pay, or cause to be paid, when due such portion of the Damages not subject to dispute.

Section 7.9 Release of Holdback Fund.

(a) Holdback Release Date. Promptly after the twelve (12)-month anniversary of the Closing Date (the “Holdback Release Date”), Purchaser shall notify Seller in writing of the aggregate dollar amount that Purchaser determines in good faith to be necessary to satisfy all claims made by a Purchaser Indemnitee pursuant to Section 7.1 that have been asserted, but not fully and finally resolved in accordance with Section 7.7 (the “Retained Holdback Amount”). Within ten (10) Business Days after the Holdback Release Date, Purchaser shall pay to Seller, by wire transfer of immediately available funds to a bank account designated in writing by Seller, an amount equal to the amount, if any, by which the aggregate amount remaining in the Holdback Fund exceeds the Retained Holdback Amount.

(b) Resolution of Unresolved Claims. Following the Holdback Release Date, if an unresolved claim is finally resolved for which Seller is obligated to indemnify Purchaser under Section 7.1, then Purchaser shall, within five (5) Business Days after the final resolution of such unresolved claim and the delivery to Purchaser of the amount to be delivered to the Purchaser Indemnitee pursuant to Section 7.7, pay to Seller, by wire transfer of immediately available funds to a bank account designated in writing by Seller, an amount equal to the amount, if any, by which the aggregate amount remaining in the Holdback Fund exceeds the Retained Holdback Amount.

ARTICLE VIII MISCELLANEOUS

Section 8.1 Further Assurances. Each Party shall execute and cause to be delivered to the other Party such instruments and other documents, and shall take such other actions, as the other Party may reasonably request for the purpose of carrying out or evidencing the Transaction.

Section 8.2 Fees and Expenses. Except as otherwise set forth in this Agreement, each Party shall bear and pay all Expenses that have been incurred or that are incurred in the future by such Party in connection with the Transaction, including all Expenses incurred by such Party in connection with or by virtue of (a) the investigation and review conducted by Purchaser and its Representatives with respect to the RP-3467 Program (and the furnishing of information to Purchaser and its Representatives in connection with such investigation and review), (b) the negotiation, preparation, and review of this Agreement (including the Disclosure Schedule) and the other Transaction Documents, (c) the preparation and submission of any filing or notice required to be made or given in connection with the Transaction and the obtaining of any Consent required to be obtained in connection with the Transaction and (d) the consummation of the Transaction.

Section 8.3 Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date delivered or sent if delivered in person or sent by email (provided, confirmation of receipt of email is obtained), (b) on the Business Day after being sent by email if receipt is not confirmed according to prior clause (a) on the date sent or (c) on the next Business Day if transmitted by nationally recognized overnight courier (providing proof of delivery), in each case addressed to the applicable Party at the address set forth below; provided, that a Party may change its address for receiving notice by the proper giving of notice hereunder:

if to Purchaser, to:

Gilead Sciences, Inc.

333 Lakeside Drive

Foster City, CA 94404

USA

Attention: Alliance Management

Email:

with a copy (which shall not constitute notice) to:

Gilead Sciences, Inc.

333 Lakeside Drive

Foster City, CA 94404

USA

Attention: General Counsel

Email:

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

555 Thirteenth Street, NW

Washington, DC 20004

Attention: Allen Hicks; Cullen Taylor

Email: allen.hicks@hoganlovells.com; cullen.taylor@hoganlovells.com if to Seller:

Repare Therapeutics Inc.

7171 Rue Frederick Banting Building 2

Saint-Laurent, Quebec H4S 1Z9Attention: Steve Forte

Email:

with a copy (which shall not constitute notice) to:

Cooley LLP

55 Hudson Yards

New York, NY 10001

Attention: Kevin Cooper; Rita Sobral

Email: kcooper@cooley.com; rsobral@cooley.com

Section 8.4 Headings. The bold-faced headings and the underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

Section 8.5 Counterparts and Exchanges by Electronic Transmission. The Parties agree that (a) this Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same instrument and (b) execution of this Agreement by exchanging portable document format signatures or by electronic means (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall have the same legal force and effect as the exchange of original signatures.

Section 8.6 Governing Law.

(a) This Agreement, and any action, suit, or other Legal Proceeding arising out of or relating to this Agreement (including the enforcement of any provision of this Agreement), the Transaction, or the legal relationship of the Parties (whether at law or in equity, whether in contract or in tort, or otherwise), shall be governed by and construed and interpreted in accordance with the Laws of the State of New York irrespective of the choice of laws principles of the State of New York, as to all matters, including matters of validity, construction, effect, enforceability, performance, and remedies and in respect of the statute of limitations or any other limitations period applicable to any claim, controversy, or dispute.

(b) Any action, suit, or other Legal Proceeding arising out of or relating to this Agreement (including the enforcement of any provision of this Agreement), the Transaction or the legal relationship of the Parties (whether at law or in equity, whether in contract or in tort, or otherwise), including an action, suit, or other Legal Proceeding based upon intentional misrepresentation, willful breach, willful misconduct, or fraud, shall be brought or otherwise commenced exclusively in the state or federal courts sitting in the State of New York, County of New York. Each Party (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of New York, County of New York (and each appellate court located in the same) in connection with any such action, suit, or Legal Proceeding, (ii) agrees that each state and federal court located in the State of New York, County of New York shall be deemed to be a convenient forum, (iii) waives any objection that it may now or hereafter have to the jurisdiction or laying of venue of any action or Legal Proceeding arising out of or relating to this Agreement or the Transaction in any such court, and (iv) agrees not to assert (by way of motion, as a defense, or otherwise), in any such action, suit, or Legal Proceeding commenced in any state or federal court located in the State of New York, County of New York, any claim that such Party is not subject personally to the jurisdiction of such court, that such action, suit, or Legal Proceeding has been brought in an inconvenient forum, that the venue of such action, suit, or Legal Proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court. The Parties hereby agree that mailing of process or other papers in connection with any such action, suit, or Legal Proceeding in the manner provided in Section 8.3 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof.

Section 8.7 Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, Purchaser and Seller and their respective successors and permitted assigns, if any. Neither Purchaser nor Seller shall be permitted to assign any of its rights or delegate any of its obligations under this Agreement without the other Party’s prior written consent; provided, that Purchaser may assign its rights, interests, and obligations hereunder without such prior written consent (a) to any Affiliate of Purchaser, or (b) in connection with the licensing of any RP-3467 Product. No assignments shall relieve the assigning Party of any of its obligations hereunder. Any attempted assignment or delegation by Purchaser or Seller in violation of this Section 8.7 shall be null and void. For the avoidance of doubt, nothing in this Agreement shall restrict or prohibit the assignment, transfer, license or other disposition after the Closing of any of the Transferred Assets by Purchaser.

Section 8.8 Specific Performance. The Parties agree that a breach by any Party of any covenant, obligation, or other provision set forth in this Agreement may cause irreparable harm, and that in the event of any breach or threatened breach of this Agreement the other Party shall be entitled to seek (a) a decree or Order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation, or other provision and (b) an injunction restraining such breach or threatened breach.

Section 8.9 Waiver. No failure on the part of any Person to exercise any power, right, privilege, or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege, or remedy under this Agreement, shall operate as a waiver of such power, right, privilege, or remedy; and no single or partial exercise of any such power, right, privilege, or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege, or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege, or remedy under this Agreement, unless the waiver of such claim, power, right, privilege, or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 8.10 Amendments. This Agreement may not be amended, modified, altered, or supplemented, in whole or in part, other than by means of a written instrument, duly executed and delivered by Purchaser and Seller.

Section 8.11 Severability. In the event that any term or provision of this Agreement, or the application of any such term or provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void, or unenforceable to any extent, the remainder of this Agreement, and the application of such term or provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void, or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by applicable Law. If a final judgment of a court of competent jurisdiction declares that any term or provision of Section 5.1(a) is invalid, unlawful, void, or unenforceable, the Parties agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid, unlawful, void, or unenforceable term or provision with a term or provision that is legal, valid, and enforceable and that comes closest to expressing the intention of the invalid, unlawful, void, or unenforceable term or provision, and Section 5.1(a) shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to amend Section 5.1(a) to replace such invalid, unlawful, void, or unenforceable term or provision with a legal, valid, and enforceable term or provision that shall achieve, to the extent possible, the economic, business, and other purposes of such invalid, unlawful, void, or unenforceable term or provision and that comes closest to expressing the intention of the invalid, unlawful, void, or unenforceable term or provision.

Section 8.12 Parties in Interest. No provision of this Agreement is intended to provide any rights or remedies to any employee, creditor, or other Person, other than Purchaser, Seller, and their respective successors and permitted assigns (if any).

Section 8.13 Entire Agreement. This Agreement and the other Transaction Documents set forth the entire understanding of the Parties relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the Parties relating to the subject matter hereof and thereof.

Section 8.14 Disclosure Schedule. The Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered Sections and sub-Sections contained in this Agreement, and the information disclosed in any numbered or lettered Section shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered Section or sub-Section of this Agreement, except to the extent that (a) such information is cross-referenced on another Section of the Disclosure Schedule, or (b) it is reasonably apparent on the face of the disclosure

(without reference to any document referred to therein or any independent knowledge on the part of the reader regarding the matter disclosed) that such information relates to another representation or warranty of Seller in this Agreement. The mere listing of a document or other item in, or attachment of a copy thereof to, the Disclosure Schedule shall not be deemed adequate to disclose an exception to a representation or warranty made in this Agreement (unless the representation or warranty pertains directly to the existence of the document or other item itself). The phrases “provided to,” “made available” or similar words, when used in reference to any documents or other information made available to Purchaser or its Representatives, shall be deemed to include only such documents or other information were uploaded to and made available to Purchaser or its Representatives in the Data Room at least three (3) Business Days prior to the date of this Agreement (as evidenced by one or more USB electronic storage devices with all such documents or information and delivered by Seller to Purchaser in accordance with Section 6.6).

Section 8.15 Construction. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders. The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement. As used in this Agreement, the words “include” and “including”, and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”. As used in this Agreement, the word “or” shall mean “and/or”. Except as otherwise indicated, all references to “Sections”, “Schedules”, and “Exhibits” in this Agreement or in any Schedule or Exhibit to this Agreement are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement, respectively. Any Contract, instrument, or statute defined or referred to in this Agreement means such Contract, instrument, or statute, in each case as from time to time amended, modified, or supplemented, including (in the case of Contracts or instruments) by waiver or consent and (in the case of statutes) by succession or comparable successor statutes. Any Contract or instrument defined or referred to in this Agreement shall include all exhibits, schedules, and other documents or Contracts attached thereto. Any statute defined or referred to in this Agreement shall include all rules and regulations promulgated thereunder. The terms “hereof”, “herein”, “hereunder”, “hereby”, “herewith”, and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. Any period of time hereunder ending on a day that is not a Business Day shall be extended to the next Business Day. For all purposes of this Agreement, including any deadlines, delivery of notices or measurements of the period hereunder, a “day” shall mean 12:00 a.m. Eastern U.S. Time to 11:59 p.m. Eastern U.S. Time, on such day. Any references in this Agreement to “Dollars” or “$” shall be to U.S. dollars, unless otherwise specified. Unless otherwise specified in this Agreement, in computing any period of time described in this Agreement, the date that is the reference date in calculating such period, or the day of the act or event after which the designated period of time begins to run, will be excluded, and the last day of the period so computed will be included.

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Asset Purchase Agreement as of the date first set forth above.

PURCHASER: GILEAD SCIENCES, INC.

By:	/s/ Andrew Dickinson
Name: Andrew Dickinson Title: EVP, Chief Financial Officer

[Signature Page to Asset Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Asset Purchase Agreement as of the date first set forth above.

SELLER: REPARE THERAPEUTICS INC.

By:	/s/ Steve Forte
Name: Steve Forte Title: Director, President, CEO and CFO

[Signature Page to Asset Purchase Agreement]

EXHIBIT A

Glossary of Terms

For purposes of this Agreement (including this Exhibit A):

“Adverse Event” means any untoward medical occurrence associated with the use of a biologic/medicinal product in a human, whether or not considered related to the drug/medicinal product.

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by, or under common control with such Person. For purposes of this definition and this Agreement, the term “control” (and correlative terms) means the possession, directly or indirectly, of the power, whether by contract, equity ownership, as trustee, personal representative or executor, credit arrangement or otherwise, to direct or cause the direction of the policies and/or management of a Person. The term “Affiliate” shall be deemed to include current and future “Affiliates”.

“Agreement” has the meaning assigned to such term in the Preamble.

“Alternative Transaction” has the meaning assigned to such term in Section 5.3.

“AMF” means the Autorité des marchés financiers in Quebec.

“Arrangement Agreement” means the arrangement agreement entered into between Seller and XenoTherapeutics, Inc., a Massachusetts non-profit corporation (“Xeno”), Xeno Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Xeno (“Xeno Purchaser”), and solely for purposes of Section 9.15 thereof, XOMA Royalty Corporation, a Nevada corporation.

“Assumed Liabilities” has the meaning assigned to such term in Section 2.3.

“Bill of Sale” means the Bill of Sale and Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit B.

“BIOSECURE Act” means any applicable Law that is based on or similar to Senate Amendment 3841 to Senate Bill 2296, as passed by the U.S. Senate on October 9, 2025, as amended.

“Business Day” means any day other than (i) a Saturday, Sunday, or a federal holiday in the United States or Canada, (ii) a day on which commercial banks in Montreal, Québec, Foster City, California or New York, New York are authorized or required to be closed, (iii) December 26th through December 31st, or (iv) the seven (7)-day period that begins on a Sunday and ends on a Saturday during which period July 4th occurs.

“cGCP” means the then-current standards, practices, and procedures: (i) promulgated or endorsed by the FDA as set forth in the guidelines entitled, “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance,” including related regulatory requirements imposed by the FDA; (ii) set forth in Directive 2001/20/EC of the European Parliament and of the Council of April 4, 2001, Commission Directive 2005/28/EC of April 8, 2005 and Regulation (EU) No 536/2014 of the European Parliament and of the Council of 16 April 2014; (iii) ICH Guideline for Good Clinical Practice E6; (iv) analogous Laws of an applicable Regulatory Entity; and (v) all additional Regulatory Entity documents or regulations that replace, amend, modify, supplant, or complement any of the foregoing.

“cGLP” means the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, as such regulations may be amended from time to time, and analogous Laws of an applicable Regulatory Entity and all additional Regulatory Entity documents or regulations that replace, amend, modify, supplant, or complement any of the foregoing.

“cGMP” means then-current standards for the manufacture of pharmaceutical products, pursuant to: (i) the FDCA (21 U.S.C. § 321 et seq.); (ii) relevant United States regulations in Title 21 of the United States Code of Federal Regulations (including Parts 11, 210, and 211); (iii) European Community Directives 2003/94 and 91/356/EC; (iv) the European Community Guide to Good Manufacturing Practice for Medicinal Intermediate Products; (v) ICH Q7A Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients; (vi) analogous Laws of an applicable Regulatory Entity at the time of manufacture; and (vii) all additional Regulatory Entity documents or regulations that replace, amend, modify, supplant, or complement any of the foregoing.

“Charter Document” means the certificate of incorporation, incorporation deed, articles of incorporation, articles of constitution, bylaws, memorandum of association, certificate of association, limited partnership agreement, limited liability company agreement, limited-liability limited partnership agreement, or equivalent governing document(s) of an Entity.

“Clinical Trial” means a human clinical study conducted on human subjects that is designed to (i) establish that a pharmaceutical product is reasonably safe for continued testing, (ii) investigate the safety and efficacy of the pharmaceutical product for its intended use, and to define warnings, precautions and adverse reactions that may be associated with the pharmaceutical product in the dosage range to be prescribed or (iii) support regulatory approval of such pharmaceutical product or label expansion of such pharmaceutical product.

“Closing” has the meaning assigned to such term in Section 2.5(b).

“Closing Date” has the meaning assigned to such term in Section 2.5(b).

“Code” means the Internal Revenue Code of 1986, as amended.

“Competing Product” means any product that modulates polymerase theta as a basis for its therapeutic effect.

“Competition” means the research, development, commercialization or manufacture of any Competing Product.

“Confidential Information” means all non-public information that is (i) owned, used, controlled or possessed by Seller or any of Seller’s Affiliates as of the Closing and (ii) included in or related to the RP-3467 Program, the RP-3467 Products or the Transferred Assets, held in any form.

“Consent” means any approval, consent, ratification, permission, waiver, Order, or authorization.

“Contract” means any written, oral, or other agreement, contract, license, sublicense, subcontract, settlement agreement, lease, power of attorney, understanding, arrangement, instrument, note, purchase order, warranty, insurance policy, benefit plan, or legally binding commitment or undertaking of any nature.

“Damages” means any loss, damage, injury, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, charge, cost (including costs of investigation, defense or enforcement of this Agreement), amounts paid in settlement, or Expense of any nature (in each case including reasonable attorneys’ and expert fees).

“Data” means any and all data and results that has arisen or arises from the research, development or manufacturing activities, including pharmacology data, preclinical data, clinical data, development protocols, investigator reports (both preliminary and final), Safety Data, statistical analysis, expert opinions and reports, and safety and other electronic databases, manufacturing and analytical data, including quality control records and procedures. in each case, in any and all forms, including files, reports, raw data, source data (including patient medical records and original patient report forms, but excluding patient-specific data to the extent required by Laws) and the like.

“Data Room” means the virtual data room established in connection with the Transaction and hosted by SecureDocs as of 11:59 p.m. Eastern U.S. time on the day immediately prior to the date of this Agreement.

“Direct Claim” has the meaning assigned to such term in Section 7.7(b).

“Disclosure Schedule” means the Schedule delivered to Purchaser on behalf of Seller and prepared in accordance with Section 8.14.

“Effective Date” has the meaning assigned to such term in the Preamble.

“Employee Matters” means, collectively, matters relating to compensation, wages and hours, overtime, leave of absence, vacation, break and meal periods, plant closing notifications, temporary layoffs, collective dismissals, employment statutes or regulations, employee privacy rights, employee health and safety, workers’ compensation, labor disputes, long-term-disability policies, retaliation, wrongful discharge, wrongful termination, prohibited practice, constructive dismissal, harassment, sexual harassment, bullying, classification of workers, French language in the workplace, reasonable accommodations, immigration or discrimination matters or Employee Plans.

“Employee Plans” means, collectively, all of the employee benefit, fringe benefit, supplemental unemployment benefit, bonus, incentive, profit sharing, termination, severance plans, severance benefits, change of control, pension, retirement, stock option, stock purchase, stock appreciation, health, welfare, medical, dental, disability, life insurance and similar plans, programs, agreements, arrangements or practices relating to the current or former employees, directors and officers of Seller maintained, sponsored, administered or funded by Seller or under which Seller has any actual or contingent liability, whether written or oral, funded or unfunded, insured or self-insured, registered or unregistered; provided, that “Employee Plans” shall not include government sponsored pension, medical insurance, parental insurance, employment insurance, workers’ compensation, social security and other similar plans.

“Enforceability Exceptions” means the effect, if any, of (i) applicable bankruptcy, insolvency, moratorium, or other similar Laws affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust (including incomplete-gift nongrantor gift trusts established in any jurisdiction), company (including any limited liability company, or joint stock company), firm or other enterprise, association, organization, or entity.

“Equity Interests” means shares of capital stock, membership interests in a limited liability company, partnership interests, beneficial interests in a trust, or other equity ownership interests in a Person, and any warrants, options, or other rights entitling the holder thereof to purchase or acquire any such Equity Interest or any stock appreciation, phantom stock, profit participation, or similar rights with respect to the capital stock of, or other equity or voting interest in any Person.

“Excluded Assets” has the meaning assigned to such term in Section 2.1(f).

“Excluded Liabilities” has the meaning assigned to such term in Section 2.4.

“Expense” means any fee, cost, expense, payment, expenditure, or Liability.

“FDA” means the United States Food and Drug Administration and any successor agency thereto.

“Foreign Government Official” means (i) any officer or employee of a foreign Governmental Entity or any department, agency or instrumentality thereof (including a state-owned or state-controlled entity), (ii) any officer or employee of a public international organization, (iii) any Person acting in an official capacity for or on behalf of any such foreign Governmental Entity or department, agency or instrumentality thereof, or for or on behalf of any public international organization or any political party, or (iv) any party official or candidate of any party, excluding, in each case, any official of the government of the United States.

“Fraud” means, with respect to any Party, actual common law fraud (with scienter) (as interpreted by New York courts applying New York law) by such Party.

“GAAP” means generally accepted accounting principles in the United States in effect from time to time and consistently applied.

“Government-Funded IP” means any Transferred IP that was created, developed or reduced to practice, using any funding, facilities or personnel of any Governmental Entity or any university, college or other educational institution or research institute.

“Governmental Entity” means any applicable (i) multinational or supranational governmental body exercising legislative, judicial, or regulatory powers, including all Regulatory Entities; (ii) nation, state, commonwealth, province, territory, county, municipality, district, or other jurisdiction of any nature; (iii) national, regional, federal, state, provincial, local, municipal, foreign, or other government; (iv) instrumentality, subdivision, department, ministry, board, court, administrative agency, regulatory authority, or commission, or other governmental Entity, authority, or instrumentality or political subdivision thereof; or (v) any quasi-governmental or private body exercising any executive, legislative, judicial, regulatory, taxing, importing, or other governmental functions, in each case, including, for the avoidance of doubt, any Taxing Authority.

“Healthcare Laws” means all applicable healthcare Laws, rules, regulations, guidance, Orders or similar, including those governing or relating to pharmaceutical companies, clinical trials, biomedical research, laboratory studies, recordkeeping, manufacturing, distribution, testing, development, approval, processing and use of any RP-3467 Product and further including cGCPs, cGLPs and cGMPs.

“Holdback Amount” has the meaning assigned to such term in Section 2.5(a).

“Holdback Fund” means, at any time, the aggregate funds withheld by Purchaser in respect of the Holdback Amount.

“Holdback Release Date” has the meaning assigned to such term in Section 7.9(a).

“Inbound License” means any Contract pursuant to which Seller is granted any license or obtains any other right or immunity (including any sublicense, option, right of first refusal or other preferential right or covenant not to be sued) under any Transferred IP of any other Person.

“IND” means an Investigational New Drug Application in the U.S. filed with the FDA or the corresponding application for the investigation of a product in any other country or group of countries, as defined in the Laws and filed with the Regulatory Entity of the relevant country or group of countries.

“Indemnified Party” has the meaning assigned to such term in Section 7.7(a)(i).

“Indemnifying Party” has the meaning assigned to such term in Section 7.7(a)(i).

“Intellectual Property” means any and all intellectual property or proprietary rights of any kind or nature throughout the world, including all (i) Patent Rights; (ii) trade names, trade dress, logos, slogans, Internet domain names, registered and unregistered trademarks and service marks, and related registrations and applications for registration of any of the foregoing, and all goodwill associated with any of the foregoing; (iii) copyrights and author rights in both published and unpublished works, including all rights in compilations, databases, software, code and computer programs, manuals, sui generis rights, neighboring rights and other documentation and all copyright registrations and applications; (iv) Know-How; (v) rights in Personal Information, including rights of privacy or publicity; (vi) rights in software, data and databases, and industrial property rights; (vii) embodiments of any of the foregoing; and (vii) rights to assert, claim, enforce or sue and collect damages or seek other remedies for any past, present or future infringement, misappropriation or other violation of any of the foregoing.

“IP Personnel” has the meaning assigned to such term in Section 3.8(c).

“ITA” means the Income Tax Act (Canada), as amended.

“Know-How” means all (i) tangible and intangible scientific or technical information, know-how, and Data of any type whatsoever, whether or not patentable, including inventions, discoveries, trade secrets, confidential information, specifications, instructions, processes, formulae, expertise and other technology applicable to compounds, sequences, molecules, formulations, compositions, products or to their manufacture, development, registration, use or commercialization or methods of assaying or testing them or processes for their manufacture, formulations containing them, compositions incorporating or comprising them and including all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical, and analytical, safety, quality control, manufacturing, preclinical, and clinical data, instructions, processes, formulae, expertise, and information, and copies thereof, relevant to the development, manufacture, use, or commercialization of, or which may be useful in studying, testing, development, production, or formulation of, products, or intermediates for the synthesis thereof and (ii) intangible rights in Materials and intangible rights in Regulatory Documents.

“Knowledge of Seller” means the actual knowledge, following reasonable inquiry, of the individuals set forth on Schedule A.

“Law” means any national, federal, regional, provincial, state, municipal, local and foreign supranational (EU or otherwise) or other law, statute, constitution, treaty, principle of common law, directive, resolution, ordinance, code, edict, Order, rule, regulation, sanction, or requirement issued, enacted, adopted, promulgated, entered, implemented, or otherwise put into effect by or under the authority of any Governmental Entity. For the avoidance of doubt, the term “Law” includes any and all Privacy Laws, Healthcare Laws and Sanctions Laws.

“Legal Proceeding” means any action, suit, litigation, arbitration, claim, assessment or other legal proceeding (including any civil, criminal, administrative, investigative or appellate proceeding, hearing, inquiry, audit, examination or investigation), commenced, brought or conducted by or before any Governmental Entity or any arbitrator or arbitration panel or other tribunal.

“Liability” or “liabilities” means any debt, obligation, duty, or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several, or secondary liability), regardless of whether such debt, obligation, duty, or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty, or liability is immediately due and payable.

“Lien” means any lien, pledge, hypothec, charge, mortgage, deed of trust, easement, encroachment, security interest, encumbrance, license, covenant, equitable interest, option, assignment to a Third Party, power of sale, possessory interest, conditional sale, or other title retention arrangement, intangible property right, claim, infringement, option, right of first refusal, preemptive right, community property interest, or restriction or security interest of any nature (including any restriction on the voting of any security or restriction on the transfer, use, or ownership of any security or other asset).

“Mandatory Reporting Rules” has the meaning assigned to such term in Section 6.3(c).

“Material Adverse Effect” means any fact, circumstance, condition, event, change, development, occurrence, result or effect (each, an “Effect”) that, individually or together with other Effects, has or would reasonably be expected to have a material adverse effect on (i) the RP-3467 Program, the Transferred Assets and the Assumed Liabilities, taken as a whole, or (ii) the ability of Seller to perform its obligations under this Agreement and consummate the Transaction on a timely basis; provided, however, that in the case of clause (i), any Effect, individually or together with other Effects, arising or resulting from the following shall not be taken into account in determining whether there has been a Material Adverse Effect: (A) general business, political, or economic conditions generally affecting the industry in which Seller operates; (B) acts of war, the outbreak or escalation of armed hostilities, act of terrorism, earthquakes, wildfires, hurricanes or other natural disasters, health emergencies, including pandemics (including COVID-19 and any evolutions or mutations thereof) and related or associated epidemics, disease outbreaks or quarantine restrictions; (C) changes in financial, banking or securities markets; (D) any change in Law or GAAP (or interpretations of any Law or GAAP); provided, that with respect to each of clauses (A)-(D), to the extent disproportionately affecting Seller, taken as a whole, relative to other similarly situated companies in the industries in which Seller operates, in which case, such Effect shall be taken into account to the extent of such disproportionate effect on Seller.

“Material Contract” has the meaning assigned to such term in Section 3.15(b).

“Materials” mean any tangible chemical or biological materials, including any compounds, substances and mixtures, genes, DNA, RNA, peptides, plasmids, clones, vectors, cell lines, viral seeds, reagents, cultures and any expression product, progeny, derivative or other improvement thereto, along with any tangible chemical or biological material embodying any Know-How.

“Non-Assignable Asset” has the meaning assigned to such term in Section 6.4(a).

“NYU Agreement” means that certain Amended and Restated License Agreement, dated July 19, 2018, by and between New York University and Seller.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Order” means any order, writ, injunction, judgment, edict, decree, ruling, or award of any arbitrator or any court or other Governmental Entity.

“Outbound License” means any Contract pursuant to which Seller grants any license or any other right or immunity (including any sublicense, option, right of first refusal or other preferential right or covenant not to sue) under any Transferred IP to any other Person.

“Party” and “Parties” have the respective meanings assigned to such term in the Preamble.

“Patent Assignment Agreements” means those certain written assignment agreements, including for recordation with patent authorities, substantially in the forms attached hereto as Exhibit C.

“Patent Rights” means all rights, title, and interests in and to: (i) all national, regional, and international patents and patent applications filed in any country of the world, including provisional patent applications and all supplementary protection certificates; (ii) all patent applications filed either from such patents, patent applications, or provisional applications or from an application claiming priority to any of the foregoing, including any continuation, continuation-in-part, divisional, provisional, converted provisional, and continued prosecution application, or any substitute application; (iii) any patent issued with respect to or in the future issued from any such patent applications, including utility models, petty patents, design patents, and certificates of invention; and (iv) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, reexaminations, and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications.

“Permit” means (i) any permit, license, application, approval, certificate, franchise, permission, clearance, Consent, registration, variance, sanction, exemption, Order, qualification, or authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Entity or pursuant to any applicable Law or (ii) any right under any Contract with any Governmental Entity.

“Permitted Lien” means (i) statutory liens for Taxes not yet due and payable, (ii) mechanics’, materialmens’, carriers’ and similar statutory liens arising or incurred in the ordinary course of business consistent with past practice which liens relate to obligations not due and payable as of the Closing Date and which are not material, and (iii) rights reserved by licensors pursuant to the Inbound Licenses.

“Person” means any individual, Entity or Governmental Entity.

“Personal Information” means any data and information that either alone or in combination with other reasonably available data may identify a natural person including any data defined as “personal data,” “personal information”, “nonpublic personal information” or similar under applicable Privacy Laws.

“Pre-Closing Straddle Period Property Taxes” means, for a property or similar ad valorem Tax period that begins on or before and ends after the Closing Date, the portion of the property or similar ad valorem Tax liability for such Tax period that is allocable to the Pre-Closing Tax Period, determined by multiplying the total Tax liability for such Tax period by the quotient obtained by dividing the number of days in such Tax period through the Closing Date by the total number of days in such Tax period.

“Pre-Closing Tax Period” means any taxable period (or portion thereof) ending on or before the Closing Date.

“Privacy Laws” means all applicable Laws relating to data protection, privacy and/or data security of Personal Information that apply to Seller, including the Personal Information Protection and Electronic Documents Act (Canada) and all substantially similar provincial legislation, an Act to promote the efficiency and adaptability of the Canadian economy by regulating certain activities that discourage reliance on electronic means of carrying out commercial activities, and to amend the Canadian Radio-television and Telecommunications Commission Act, the Competition Act, the Personal Information Protection and Electronic Documents Act and the Telecommunications Act, U.S. Laws and Laws governing data breach notification, consumer protection and privacy Laws, and applicable regulations and standards governing the use of Personal Information in human subject research.

“Privacy Policies” has the meaning assigned to such term in Section 3.9(a).

“Program Consultant” means any individual who provides services (either personally or through an entity of which the individual is the sole shareholder) to Seller in connection with the RP-3467 Program, including any temporary or contingent worker, or contractor, or any individual providing services to Seller via a personnel placement agency, whether or not exclusively or nonexclusively, and who is not a Program Employee, but does not include business-to-business commercial arrangements.

“Program Employee” means any individual employed by Seller in connection with the RP-3467 Program, whether or not exclusively or nonexclusively, full-time or part-time or active or inactive.

“Protected Information” means any information that is (i) Confidential Information, (ii) Personal Information, (iii) governed, regulated or protected by one or more applicable Privacy Laws, (iv) not publicly available and which Seller receives from or on behalf of individual customers of Seller, (v) subject to a confidentiality obligation or in which Seller has Intellectual Property rights, or (vi) derived from Protected Information to the extent such derived information meets one or more of the definitions under clauses (i) through (v).

“Purchase Price” has the meaning assigned to such term in Section 2.5(a).

“Purchaser” has the meaning assigned to such term in the Preamble.

“Purchaser Indemnitees” has the meaning assigned to such term in Section 7.1.

“Regulatory Documents” mean all tangible or electronic regulatory applications, submissions, registrations, notifications, reports, databases, correspondences and other communications, or other filings made to, received from, maintained for, or otherwise conducted with, or licenses, authorizations or approvals granted by, a Regulatory Entity including, for clarity: (i) INDs, clinical trial reports, Adverse Event reports and other Safety Data reports, and all supporting files, writings, and reports prepared for submission or actually submitted to a Regulatory Entity or any other Governmental Entity in connection therewith and Safety Data maintained in connection therewith and (ii) manufacturing reports and documents, reports and information related to inspections by any Regulatory Entity. For clarity, Regulatory Documents refer to the tangible documents but excludes all Data contained therein, which is considered Know-How.

“Regulatory Entity” means any Governmental Entity having jurisdiction over the safety, efficacy, approval, development, testing, labeling, manufacture, storage, sale, marketing, promotion, commercialization, shipment, import, export or distribution of RP-3467 Products, including the FDA, Health Canada and the EMA.

“Related Party” means (i) any Seller Associate, (ii) any Affiliate of any Seller Associate, or (iii) any trust or other Entity in which any Seller Associate holds (or in which more than one (1) of such Persons collectively hold), beneficially or otherwise, a material voting, proprietary or financial interest or Equity Interest.

“Representatives” means officers, directors, employees, agents, attorneys, accountants, advisors, consultants, managers and representatives. The term “Representatives” shall be deemed to include current and future “Representatives”.

“Restricted Period” means the period commencing on the Closing Date and ending on the fifth (5th) anniversary of the Closing Date; provided, however, that in the event of any breach on the part of Seller of any provision of Section 5.1(a), the Restricted Period shall be automatically extended by a number of days equal to the total number of days in the period from the date on which such breach shall have first occurred through the date as of which such breach shall have been fully cured by Seller.

“Restricted Territory” means the United States, Canada and any other jurisdiction throughout the world in which Seller has conducted the RP-3467 Program, including, for clarity, any clinical development activities with respect thereto.

“Retained Holdback Amount” has the meaning assigned to such term in Section 7.9(a).

“RP-3467 Clinical Trial” means that certain phase I Clinical Trial being conducted by Seller using the RP-3467 Product, number NCT06560632, titled “Phase 1 Trial of RP-3467 Alone and in Combination with Olaparib in Participants With Advanced Solid Tumors (POLAR)”.

“RP-3467 IND” means the IND for the RP-3467 Program submitted to the FDA as IND #170556 including, for clarity, all documents, filings, studies, study data, reports, and other information submitted thereto.

“RP-3467 Program” means the research, development, manufacture and commercialization of the RP-3467 Products by or on behalf of Seller.

“RP-3467 Product” means the polymerase theta-inhibiting small molecule referred to as of the date hereof as RP-3467.

“Safety Data” means all Data with respect to Adverse Events, adverse drug reactions, complaints and similar events that are subject to reporting obligations under applicable Law with respect to a pharmaceutical or biological product.

“Sanctioned Country” means any country or region subject to economic sanctions or trade restrictions of the United States that broadly prohibit or restrict dealings with such country or region (currently including Cuba, Iran, North Korea, Syria (prior to July 1, 2025), the Crimea region of Ukraine, and the so-called Donetsk People’s Republic and Luhansk People’s Republic in Ukraine).

“Sanctioned Person” means any Person that is the subject or target of economic sanctions or trade restrictions or similar restrictions under Sanctions Laws, including: (i) any Person identified in any sanctions list maintained by the U.S. government, including (A) U.S. Department of the Treasury, OFAC Specially Designated Nationals and Blocked Persons List, Sectoral Sanctions Identifications List, Foreign Sanctions Evaders List, or the Non-SDN Menu-Based Sanctions List, (B) the U.S. Department of Commerce, Bureau of Industry and Security’s Entity List, Unverified List, or Denied Persons List, and (C) the U.S. Department of State’s Debarred Persons List; (ii) any Person located, organized or resident in, or a government instrumentality of, any Sanctioned Country; and (iii) any Person directly or indirectly owned fifty percent (50%) or more, directly or indirectly, individually or in the aggregate, or controlled by or acting for the benefit or on behalf of a Person described in the foregoing clauses (i) and (ii).

“Sanctions Laws” means all applicable U.S. and non-U.S. Laws concerning embargoes, economic sanctions, export or import controls or restrictions, the ability to make or receive international payments, the ability to export hardware, software, technology and/or services, the ability to engage in international transactions, or the ability to take an ownership interest in assets located in a foreign country, including those administered by OFAC of the U.S. Department of the Treasury, the Bureau of Industry and Security of the U.S. Department of Commerce, the U.S. Department of State, and any other similar applicable Laws of any other jurisdiction.

“SEC” means the United States Securities and Exchange Commission.

“Seller” has the meaning assigned to such term in the Preamble.

“Seller Associate” means (i) any current or former officer, retiree, or other employee of Seller or any of its Subsidiaries or (ii) any current or former independent contractor, consultant, agent, or director or manager of Seller or its Subsidiary, in each case involved in the RP-3467 Program.

“Seller Entity” has the meaning assigned to such term in Section 5.1(b).

“Seller Fundamental Representations” means the representations and warranties of Seller set forth in Section 3.1 (Organizational Matters; Authority), Section 3.2 (Non-Contravention and Consents), Section 3.7 (Title to Assets), Section 3.8 (Intellectual Property), Section 3.10 (Compliance; Permits) and Section 3.12 (Brokers’ and Finders’ Fees).

“Seller Indemnitees” has the meaning assigned to such term in Section 7.2.

“Seller System” means any information technology or computer system (including software, hardware, equipment, databases, and telecommunications infrastructure) for the transmission, storage, maintenance, organization, presentation, generation, processing, or analysis of electronic or other data or information, in each case that is owned or developed by and used in, useful for, or otherwise related to the conduct of the RP-3467 Program.

“Subsidiary” means, with respect to any Person, any Entity of which such Person directly or indirectly owns or purports to own, beneficially, or of record (i) an amount of voting securities of or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body or (ii) at least fifty percent (50%) of the outstanding equity, voting, beneficial, or ownership interests in such Entity.

“Tax” (and, with correlative meaning, “Taxes”) means any federal, state, provincial, municipal, local or foreign income, gross receipts, property, escheat, unclaimed property, sales, use, license, franchise, employment, payroll, premium, withholding, alternative or added minimum, estimated, ad valorem, severance, value-added, goods and services, harmonized sales, stamp, occupation, windfall profits, transfer or excise tax, or any other tax, fee, levy, or other charge or assessment in the nature of a tax, including all employment insurance, health insurance and government pension plan premiums or contributions, together with any interest, penalty, surcharge or other addition thereto, whether disputed or not, imposed by any Governmental Entity, and for any of the aforementioned regardless of whether they are payable as a primary or secondary liability (payable as a taxpayer or for another taxpayer, including a transferee or successor) and including any payments on a contractual basis with respect to any of the aforementioned, including any obligation to indemnify or otherwise assume or succeed the tax liability of another person or entity.

“Tax Return” means any return, report or similar written statement made, prepared, filed with or supplied to, or required to be made, prepared, filed with or supplied to, a Governmental Entity with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax and including any schedules, annexes, calculations or other documentation filed therewith.

“Taxing Authority” means, with respect to any Tax, the Governmental Entity that imposes, administers or collects such Tax.

“Third Party” means any Person or group (as defined in Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder) other than Seller, Seller’s Subsidiary, Purchaser or any Affiliate of Purchaser.

“Third-Party Acquirer” has the meaning assigned to such term in Section 5.1(b).

“Third-Party Claim” has the meaning assigned to such term in Section 7.7(a)(i).

“Transaction” means the transactions contemplated by this Agreement and the other Transaction Documents.

“Transaction Documents” means, collectively, this Agreement, the Bill of Sale, the Patent Assignment Agreements and each other agreement, certificate or document referred to in this Agreement or to be executed in connection with the Transaction.

“Transaction Taxes” has the meaning assigned to such term in Section 6.3(a).

“Transfer Completion” has the meaning assigned to such term in Section 2.5(a).

“Transfer Completion Payment” has the meaning assigned to such term in Section 2.5(a).

“Transfer Plan” has the meaning assigned to such term in Section 5.3(b).

“Transferred Assets” has the meaning assigned to such term in Section 2.1.

“Transferred Contracts” means those Contracts set forth on Schedule 2.1a)vi).

“Transferred IP” means the Transferred Patents and the Transferred Know-How.

“Transferred Know-How” means all Know-How (i) owned or purported to be owned, solely or jointly, by Seller or (ii) licensed or purported to be licensed to Seller under the Transferred Contracts or Transferred Licenses, in each of clauses (i) and (ii) that are necessary or reasonably useful for researching, developing, manufacturing or commercializing RP-3467 Products, including the Know-How set forth on Schedule Section 2.1(a)(i).

“Transferred Licenses” means those Inbound Licenses and Outbound Licenses set forth on Schedule 2.1a)v).

“Transferred Materials” means all Materials related to or used in connection with the RP-3467 Program, including those set forth on Schedule 2.1a)ii).

“Transferred Patents” means all Patent Rights (i) owned or purported to be owned, solely or jointly, by Seller or (ii) licensed or purported to be licensed to Seller under the Transferred Contracts or Transferred Licenses (“Transferred Licensed Patents”), in each of clauses (i) and (ii), that are necessary for or used in researching, developing, manufacturing or commercializing RP-3467 Products, including the Patent Rights set forth on Schedule Section 2.1(a)(i).

“Transferred Personal Information” means the Personal Information transferred, disclosed or conveyed to Purchaser by or on behalf of Seller as a result of or in connection with the Transaction, and includes all such Personal Information transferred, disclosed or conveyed to Purchaser prior to the execution of this Agreement.

“Transferred Records” means all books, records, files, agreements, manuals and other documents generated or obtained or used, in the possession or control of, Seller in connection with the RP-3467 Program (excluding Transferred Regulatory Documents), including those set forth on Schedule 2.1(a)(iii).

“Transferred Regulatory Documents” means all Regulatory Documents and any other books, records, documents, databases and files with respect to the RP-3467 Program, including those set forth on Schedule Section 2.1(a)(iv).

“Unitary Patent” means the new European patent with unitary effect covering certain EU Member States and administered by the European Patent Office as established pursuant to Regulation (EU) No 1257/2012.

“Withholding Tax” has the meaning assigned to such term in Section 2.7(a).

Exhibit 10.1

CONSENT TO ASSIGNMENT

Reference is hereby made to that certain Amended and Restated License Agreement (the “Agreement”) made as of July 9th, 2018 by and between New York University (“NYU”) and Repare Therapeutics Inc. (“Repare”).

WHEREAS, Section 19 of the Agreement requires Repare to obtain the consent of NYU prior to any assignment of the Agreement.

WHEREAS, Repare hereby provides notice to NYU that Repare wishes to assign and transfer the Agreement and all of its rights therein to Gilead Sciences, Inc. (the “Purchaser”) in connection with a sale of substantially all of the assets of Repare relating to Repare’s Polθ program (the “Sale Transaction”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted, Repare and NYU hereby agree as follows:

Repare hereby represents and warrants that no part of the consideration paid by the Purchaser to Repare in the Sale Transaction is in the form of contingent payments related to the success of a Polθ modular which is not a Licensed Product (as defined in the Agreement). In the event any such consideration is paid by the Purchaser to Repare in the Sale Transaction, such consideration is Sublicense Income (as defined in the Agreement) for all purposes outlined in the License Agreement and Repare remains responsible for meeting its obligations to pay to NYU the applicable percentage of such Sublicense Income pursuant to the requirements of the Agreement.

Subject to the condition that the Purchaser confirm in a writing provided to NYU that it is assuming all obligations of Repare set forth in the Agreement arising from and after the effective date of the Sale Transaction (other than those expressly retained by Repare as set forth in paragraph (v) below) and agrees and acknowledges that any product arising from a development or commercial program of the molecules RP-2119 and RP-3467 or any other bona fide drug candidate of Repare acquired in the Sale Transaction shall be considered a Licensed Know-How Product for all purposes of the Agreement after the effective time of the Sale Transaction, and Repare makes the one-time payment specified in this Consent to Assignment, NYU hereby:

(i) irrevocably consents to the assignment and transfer of the Agreement to Purchaser as of the effective time of the Sale Transaction;

(ii) acknowledges and agrees that the Agreement will remain in full force and effect following the Sale Transaction and that the consummation of the Sale Transaction will have no effect on the mutual rights or obligations under the Agreement;

(iii) agrees to keep the contents of this Consent to Assignment and the Sale Transaction strictly confidential;

(iv) agrees that Sections 8.01 and 8.04 (last sentence) of the Agreement shall cease to apply from the effective time of the Sale Transaction, and Section 8.03 shall be amended, such that the specified activity reports shall be annual, within 60 days after each December 31, it being understood that activities may not have taken place during such period;

(v) represents that, to NYU’s knowledge, Repare has complied with any and all of its payment, reporting, diligence, and other obligations under the Agreement, and, subject to the next sentence, waives any claim NYU may have against Repare or any successor of Repare (including the Purchaser or its successors as described in paragraph (vii) below, all of which shall constitute third-party beneficiaries under this Consent to Assignment) in relation to any breach of any such obligations up to the date hereof, other than with respect to any indemnification and insurance obligations of Repare, and agrees that any such indemnification and insurance obligations of Repare for claims brought against NYU or any indemnified party as provided in the Agreement prior to the date hereof shall remain the responsibility of Repare and not the Purchaser. If Repare breaches its representations and warranties in this Consent to Assignment or its obligation to make payment contemplated by this Consent to Assignment, NYU’s waiver shall be terminated and have no force and effect and NYU may enforce its rights under the Agreement and this Consent to Assignment against Repare;

(vi) agrees to the disclosure by Repare to Purchaser of the NYU Technology and the NYU Materials in connection with Purchaser’s due diligence of the Sale Transaction, subject to the terms and conditions of Section 9 of the Agreement; and

(vii) agrees that notwithstanding Section 19 of the Agreement, from the effective time of the Sale Transaction, Repare (or any successor in interest of Repare, including the Purchaser) shall have the right to assign, delegate or transfer all of the rights, duties and interest in the Agreement in connection with the sale or other disposition of all or substantially all of the assets to which the Agreement relates without the consent of NYU, subject to the condition that each new purchaser confirm in a writing provided to NYU that (x) other than those expressly retained by Repare as set forth in paragraph (v) above, it is assuming all obligations of Repare set forth in the Agreement arising from and after the effective date of the Sale Transaction (or other sale transaction in the case of a successor in interest other than Purchaser) and (y) agrees and acknowledges that any product arising from a development or commercial program of the molecules RP-2119 and RP-3467 or any other bona fide drug candidate of Repare acquired by Purchaser under the Sale Transaction shall be considered a Licensed Know-How Product for all purposes of the Agreement after the effective time of such sale transaction.

As a consideration for NYU entering into to this Consent to Assignment, Repare shall pay to NYU a one-time payment of two hundred fifty thousand dollars (U.S. $250,000) within thirty (30) days of the effective time of the Sale Transaction, which payment constitutes an advance to, and shall therefore by fully creditable against, the milestone payments payable to NYU pursuant to Section 6.01(b) of the Agreement.

NYU hereby acknowledges and agrees that it is aware that the proposed Sale Transaction and this Consent to Assignment may constitute material, non-public information regarding Repare and that the Canadian and/or United States securities laws prohibit any person who has such material, non-public information from purchasing or selling securities of Repare on the basis of such information or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities on the basis of such information.

This Consent to Assignment may be executed in several counterparts, each of which shall be deemed an original instrument and all of which together shall constitute a single document. Electronic copies of this Consent to Assignment and signatures thereon shall have the same force, effect and legal status as originals.

[Signature Page Follows.]

Repare Therapeutics Inc.

By:	/s/ Steve Forte
Name:	Steve Forte
Title:	Chief Executive Officer
Date:	16/12/2025

Acknowledged and Agreed:

New York University

By:	/s/ Abram Goldfinger
Name:	Abram Goldfinger
Title:	Executive Director, Technology Transfer
Date:	16/12/2025

Confidential

December 22, 2025

New York University

Office of Industrial Liaison

One Park Avenue, 6th Floor

New York, NY 10016

Attention: Abram M. Goldfinger

Executive Director, Industrial Liaison/Technology Transfer

Annette B. Johnson, Esq.

Senior Counsel, NYU School of Medicine

NYU Langone Medical Center

550 First Ave. HCC 15

New York, NY 10016

Subject: Consent to Assignment

Dear Sir or Madam:

Reference is made to that certain Consent to Assignment (the “Consent to Assignment”) dated December 16, 2025 between New York University (“NYU”) and Repare Therapeutics Inc. (“Repare”). Capitalized terms used herein without definition shall have the meanings given to them in the Consent to Assignment.

In accordance with the Consent to Assignment, Gilead Sciences, Inc., as “Purchaser” under the Consent to Assignment, hereby confirms that it is assuming all obligations of Repare set forth in the Agreement arising from and after the effective date of the Sale Transaction (other than those expressly retained by Repare as set forth in paragraph (v) of the Consent to Assignment) and agrees and acknowledges that any product arising from a development or commercial program of the molecules RP-2119 and RP-3467 or any other bona fide drug candidate of Repare acquired in the Sale Transaction shall be considered a Licensed Know-How Product for all purposes of the Agreement after the effective time of the Sale Transaction.

[Signature Page Follows]

Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 USA	www.gilead.com
phone 650 574 3000 facsimile 650 578 9264

Very truly yours,

GILEAD SCIENCES, INC.

By:	/s/ Andrew Dickinson
Name: Andrew Dickinson
Title: EVP, Chief Financial Officer
Date: December 22, 2025

[Signature Page to NYU Acknowledgement Letter]

Exhibit 99.1

Repare Therapeutics Announces Acquisition of Polθ ATPase Inhibitor, RP-3467, by Gilead Sciences for Up To $30 Million in Total Consideration

December 24, 2025

CAMBRIDGE, Mass. & MONTREAL—(BUSINESS WIRE)--Dec. 24, 2025— Repare Therapeutics Inc. (“Repare” or the “Company”) (Nasdaq: RPTX), a clinical-stage precision oncology company, today announced a definitive asset purchase agreement for Gilead Sciences, Inc. to acquire Repare’s polymerase theta (Polθ) ATPase inhibitor, RP-3467 (the “Gilead Agreement”).

“We are pleased to announce this transaction which combines Gilead’s leading expertise in oncology research and development with RP-3467, a potential best-in-class Polθ ATPase inhibitor,” said Steve Forte, President, Chief Executive Officer and Chief Financial Officer of Repare. “This marks the third and most significant portfolio transaction for Repare this year.”

Under the terms of the Gilead Agreement, Repare will receive up to $30 million in total consideration, including a $25 million upfront payment, subject to customary holdbacks and adjustments, and an additional $5 million payment upon completion of specified technology transfer activities.

On November 14, 2025, Repare announced that it had entered into a definitive arrangement agreement (the “Arrangement Agreement”) with XenoTherapeutics, Inc. and Xeno Acquisition Corp. (jointly, “Xeno”), pursuant to which Xeno will acquire (the “Arrangement Transaction”) all of the issued and outstanding common shares of Repare (the “Common Shares”). Under the terms of the Arrangement Agreement, Repare shareholders will receive a cash payment per Common Share that will be determined based upon Repare’s cash balance at closing of the Arrangement Transaction (the “Arrangement Closing”) after deducting certain transaction costs and the aggregate amount of outstanding liabilities (the “Closing Net Cash Amount”).

The upfront portion of the consideration payable under the Gilead Agreement has increased Repare’s cash balance and, therefore, has also increased the estimated Closing Net Cash Amount. Based on Repare’s revised estimate of the Closing Net Cash Amount, it is now currently estimated that each Repare shareholder will receive a cash payment of approximately US$2.20 per Common Share at the Arrangement Closing.

About RP-3467.

RP-3467 is a highly potent, small molecule inhibitor of Polθ that is a synthetic lethality target associated with BRCA mutations and other genomic alterations. RP-3467 is being evaluated in the POLAR Phase 1 clinical trial to evaluate its safety, pharmacokinetics, pharmacodynamics and preliminary activity alone or in combination with olaparib in adults with locally advanced or metastatic epithelial ovarian cancer, metastatic breast cancer, metastatic castration-resistant prostate cancer or pancreatic adenocarcinoma.

About Repare Therapeutics Inc.

Repare Therapeutics is a clinical-stage precision oncology company enabled by its proprietary synthetic lethality approach to the discovery and development of novel therapeutics. Repare Therapeutics has developed highly targeted cancer therapies focused on genomic instability, including DNA damage repair. For more information, please visit www.reparerx.com and follow @Reparerx on X (formerly Twitter) and LinkedIn.

Additional Information and Where to Find It

The Company has filed and furnished to its shareholders of record the close of business on November 21, 2025 (the “Record Date”) a definitive proxy statement on Schedule 14A, as well as other relevant documents concerning the proposed transaction with Xeno. The proxy statement contains important information about the proposed transaction with Xeno and related matters, including information related to a special meeting of Shareholders to be held on January 16, 2026 by the Company seeking required approvals from the shareholders in connection with such transaction. Investors and security holders of the Company are urged to carefully read the entire proxy statement (including any amendments or supplements thereto) because it contains important information about the proposed transaction with Xeno and the matters to be voted on at the special meeting.

Investors and security holders of the Company are able to obtain a free copy of the proxy statement, as well as other relevant filings containing information about the Company and the proposed transaction, including materials that will be incorporated by reference into the proxy statement, without charge, at the Securities and Exchange Commission’s (“SEC”) website ( http://www.sec.gov) or from the Company by contacting the Company’s Investor Relations at (857) 412-7018, by submitting a contact form on the Company’s website at https://www.reparerx.com/contact/, or by going to the Company’s Investor Relations page on its website at https://ir.reparerx.com/investor-relations and clicking on the link titled “SEC Filings.”

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be “participants” in the solicitation of proxies from the Company’s shareholders with respect to the transaction with Xeno. Information regarding the identity of the Company’s directors and executive officers, and their direct and indirect interests, by security holdings or otherwise, in the Company’s securities is set forth in the definitive proxy statement on Schedule 14A filed with the SEC on December 12, 2025. Information regarding subsequent changes to the holdings of the Company’s securities by the Company’s directors and executive officers can be found in filings on Forms 3, 4, and 5, which are available on the Company’s website at www.reparerx.com or through the SEC’s website at www.sec.gov. Additional information regarding the identity of the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction with Xeno, by security holdings or otherwise, is contained in the proxy statement and other relevant materials filed with the SEC in connection with the transaction with Xeno. Copies of these documents may be obtained, free of charge, from the SEC or the Company as described in the preceding paragraph.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and securities laws in Canada. All statements in this press release other than statements of historical facts are “forward-looking statements. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding: the Company’s transaction with Gilead, including the receipt of the future payments under the terms of the asset purchase agreement and the potential benefits of the transaction; the Company’s transaction with Xeno, including the Closing Net Cash at the closing of the arrangement with Xeno, the expected cash payment to be received by Company’s shareholders at the Arrangement Closing and statements regarding the special meeting; the potential therapeutic benefits of RP-3467; and the progress and results of the POLAR Phase 1 clinical trial. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause the Company’s clinical development programs, future results or performance to differ materially from those expressed or implied by the forward-looking statements. Many factors may cause differences between current expectations and actual results, including: the Company’s ability to successfully pursue a strategic transaction on attractive terms, or at all; the potential that success in preclinical testing and earlier clinical trials does not ensure that later clinical trials will generate the same results or otherwise provide adequate data to demonstrate the efficacy and safety of a product candidate; the impacts of macroeconomic conditions, including tariffs and other trade policies, the conflict in Ukraine and the conflict in the Middle East, fluctuations in inflation and uncertain credit and financial markets, on the Company’s business, clinical trials and financial position; unexpected safety or efficacy data observed during preclinical studies or clinical trials; clinical trial site activation or enrollment rates that are lower than expected; the Company’s ability to realize the benefits of its collaboration and license agreements; changes in expected or existing competition; changes in the regulatory environment; the uncertainties and timing of the regulatory approval process; and unexpected litigation or other disputes. Other factors that may cause the Company’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are identified in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (“SEC”) and the Québec Autorité des Marchés Financiers (“AMF”) on March 3, 2025, and in other filings made with the SEC and AMF from time to time, including the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. The Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law. For more information, please visit reparerx.com and follow Repare on X (formerly Twitter) at @RepareRx and on LinkedIn at https://www.linkedin.com/company/repare-therapeutics/.

View source version on businesswire.com: https://www.businesswire.com/news/home/20251224800886/en/

Investor Relations & Media:

Matthew DeYoung

Investor Relations and Media

Argot Partners

investor@reparerx.com

Source: Repare Therapeutics Inc.